Exhibit 15.31

[Official Translation]

ADDENDUM II TO TRUSTEESHIP AGREEMENT ON

SUKUK IJARAH INDOSAT V YEAR 2012

-Number 52

-At 09.10 (ten minutes past nine) Western Indonesia Time.

-On this day, Wednesday, 13-06-2012 (the thirteenth day of June two thousand and twelve)

-Appeared before me, Mistress POERBANINGSIH ADI TARSITO, Sarjana Hukum, Notary Public in Jakarta, in the presence of witnesses known by me, Notary Public, and would be mentioned at the end of this deed.

I.

Mister LEONARDUS SALIM, born on 03-04-1962 (the third day of April one thousand nine hundred and sixty two), Indonesian Citizen, Group Head Treasury of the company to be mentioned hereunder, residing in West Jakarta, Kebon Jeruk Indah, Blok C/12, Rukun Tetangga 008, Rukun Warga 007, Kelurahan Srengseng, Kecamatan Kembangan,

-Holder of ID Card (KTP) number: 3173080304620006.

-According to his statement in this matter acting by virtue of a power of attorney, privately made, dated 03-04-2012 (the third day of April two thousand and twelve) number: 062/AEB/LGI/12-POA, duly stamped, the original of which is produced to me, Notary Public, of and therefore for and on behalf of:

1.	-Mister Insinyur HARRY SASONGKO TIRTOTJONDRO, Indonesian Citizen, President Director of company to be mentioned hereunder, residing in South Jakarta.

2.	-Mister CURT STEFAN CARLSSON, Sweden National, Director of company to be mentioned hereunder, residing in Central Jakarta.

The principals of which in this matter are represented by him in their capacities as mentioned above, accordingly jointly representing the Board of Directors, for taking legal actions contemplated herein having obtained approval from:

-	The Board of Directors, one and others as apparent from the Minutes of Board Of Directors Meeting dated 14-02-2012 (the fourteenth day of February two thousand and twelve); and

-	The Board of Commissioners, as evident from the Minutes of the Board Of Commissioners Meeting, dated 08-02-2012 (the eighth day of February, two thousand twelve);

both privately made, the original of which has been shown to me, Notary Public, of and therefore, for and on behalf of and legally representing PT INDOSAT Tbk, having its domicile in Central Jakarta whose articles of association have entirely been amended to comply with Law number: 40 of 2007 (two thousand seven) on Limited Liability Company as contained in a deed dated 14-07-2008 (the fourteenth day of July, two thousand eight) number: 109, drawn up before SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia, dated 06-08-2008 (the sixth day of August, two thousand eight) Number: AHU-48398.AH.01.02.Tahun 2008 and has been published in the State Gazette of the Republic of Indonesia, dated 24-10-2008 (the twenty-fourth day of October, two thousand eight) number: 86, Supplement number: 21195;

The articles of association of which have later been amended successively by deeds:

-

dated 11-06-2009 (the eleventh day of June, two thousand nine) number: 118, drawn up before AULIA TAUFANI, Sarjana Hukum, as a substitute for SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia by Decree dated 07-07-2009 (the seventh day of July, two thousand nine) number: AHU-31103.AH.01.02.Tahun 2009;

-

dated 28-01-2010 (the twenty-eighth day of January, two thousand ten) number: 123, drawn up before AULIA TAUFANI, Sarjana Hukum, as a substitute for SUTJIPTO, Sarjana Hukum, at the time Notary Public in Jakarta. The deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by Decree dated 22-02-2010 (the twenty-second day of February, two thousand ten) number: AHU-09555.AH.01.02.Tahun 2010 and for which a Notice of Amendment to the Articles of Association has been received by the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by his letter dated 25-02-2010 (the twenty-fifth day of February, two thousand ten) number: AHU-AH.01.10-04964 and a Notice of Changes in Data of the Company has been received by the Minister of Law and Human Rights of the Republic of Indonesia through the Director General of Public Law Administration by his letter dated 25-02-2010 (the twenty-fifth day of February, two thousand ten) number: AHU-AH.01.10-04965.

-The latest composition of the Board of Directors and the Board of Commissioners of the company was contained in a deed dated 14-05-2012 (the fourteenth day of May, two thousand twelve) number: 72, drawn up by ARYANTI ARTISARI, Sarjana Hukum, Notary Public in Jakarta.

(PT INDOSAT Tbk shall hereinafter be referred to as the ISSUER).

II.

Mistress JENNY EMILE, Sarjana Ekonomi or according to her statement also called JENNY EMILE MARPAUNG, born in Medan on 03-01-1966 (the third day of January, one thousand nine hundred sixty six), Indonesian Citizen, Head of the Investment and Capital Market Supporting Service Department of the Company to be identified hereinbelow, residing in the City of Bekasi, Komplek Bintara III Blok B 8, Rukun Tetangga 01, Rukun Warga 07, Kelurahan Bintarajaya, Kecamatan Bekasi.

-Holder of Citizen Identity Card number: 10.5504.430166.1001.

-temporarily being in Jakarta;

-According to her statement in this matter acting by virtue of a Power of Attorney privately made, duly stamped, dated 02-05-2011 (the second day of May, two thousand eleven) number: 319-DIR/TRY/05/11, the original of which has been shown to me, Notary Public, as the attorney-in-fact for and therefore for and on behalf of:

-Mister ACHMAD BAIQUNI, Finance Director of the company to be identified hereinbelow, Indonesian Citizen, residing in Jakarta;

The principal of which in this matter is represented by her in his capacity as mentioned above, accordingly representing the Board of Directors, of and therefore acting for and on behalf of and legally representing PERUSAHAAN PERSEROAN (PERSERO) PT BANK RAKYAT INDONESIA Tbk. or hereinafter referred to as PT BANK RAKYAT INDONESIA (PERSERO) Tbk, having its domicile and principal office in Central Jakarta, whose Articles of Association have been amended several times and the latest amendment was as contained in a deed dated 26-05-2008 (the twenty-sixth day of May, two thousand eight) number 51, drawn up before FATHIAH HELMI, Sarjana Hukum, Notary Public in Jakarta, which had been notified and accepted and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia dated 06-08-2008 (the sixth day of August, two thousand eight) number: AHU 48353.AH.01.02.Tahun 2008 and had been published in the State Gazette of the Republic of Indonesia No. 68 dated 25-08-2009 (the twenty-fifth day of August, two thousand nine), Supplement to State Gazette Number 23079;

The latest composition of members of the Board of Directors and the Board of Commissioners was as contained in a deed dated 28-03-2012 (the twenty-eighth day of March, two thousand twelve) number: 56, drawn up before DINA CHOZIE, Sarjana Hukum, Notarial Candidate, at that time as a substitute for FATHIAH HELMI, Sarjana Hukum, Notary Public in Jakarta.

And having obtained a Certificate of Registration as a Trustee dated 11-06-1996 (the eleventh day of June, one thousand nine hundred ninety six) number: 08/STTD-WA/PM/1996 issued by the Capital Market Supervisory Agency (Bapepam).

(PT BANK RAKYAT INDONESIA (PERSERO) Tbk and its successors and assigns shall hereinafter be referred to as the “Trustee”);

-The “Issuer” and the “Trustee” shall hereinafter be referred to collectively as the “Parties” and individually as the “Party”.

-The appearers, respectively, acting in their capacity as mentioned above firstly declare in this deed:

1.	Whereas, the Issuer shall offer and issue:

a.	Sukuk Ijarah to the Public through a Public Offering, to be named “SUKUK IJARAH INDOSAT V YEAR 2012” in amount of maximally Rp. 500.000.000.000,00 (five hundred billion Rupiah) for a period of 7

(seven) years as from the Issue Date, will be listed later in the Stock Exchange. The amount of which can decrease due to buy back as repayment with due observance to the terms as specified in Article 5 of the Sukuk Ijarah Trusteeship Agreement.

b.

Bonds to the public through a Public Offering, to be named “INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” in principal amount of maximally Rp. 2.000.000.000.000,00 (two trillion Rupiah) consisting of:

-	Bond Series A for a period of 7 (seven) years as of the Issue Date;

and

-	Bond Series B for a period of 10 (ten) years as of the Issue Date which shall further be listed on the Stock Exchange.

The amount of which can decrease due to buy back as repayment with due observance to the terms as specified in Article 5 of the Sukuk Ijarah Trusteeship Agreement.

2.

Whereas, the total nominal value of the issuance of “INDOSAT BONDS VIII YEAR 2012 WITH FIXED INTEREST RATE” and “SUKUK IJARAH INDOSAT V YEAR 2012” is Rp. 2,500,000,000,000.- (two trillion five hundred billion Rupiah).

3.

Whereas, for such an issuance and public offering of Sukuk Ijarah, the Issuer and the Trustee has signed a deed of TRUSTEESHIP AGREEMENT ON SUKUK IJARAH INDOSAT V YEAR 2012 dated 13-04-2012 (the thirteenth day of April two thousand and twelve) number: 18, which was amended entirely by a deed of ADDENDUM I TO TRUSTEESHIP AGREEMENT ON SUKUK IJARAH INDOSAT V YEAR 2012 dated 14-05-2012 (the fourteenth day of May two thousand fourteen and twelve) number: 36, both drawn up before me, Notary Public.

4.	Whereas, due to expiration of the initial offering period have, the parties agree to:

a.	change the structure of Sukuk Ijarah and Bonds

From originally:

-	“SUKUK IJARAH INDOSAT V YEAR 2012” in amount of maximally Rp. 500.000.000.000,00 (five hundred billion Rupiah) for a period of 7 (seven) years as from the Issue Date

-	“INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” in principal amount of maximally Rp. 2.000.000.000.000,00 (two trillion Rupiah) consisting of:

•	Bond Series A for a period of 7 (seven) years as of the Issue Date; and

•	Bond Series B for a period of 10 (ten) years as of the Issue Date the nominal value of issuance of the “SUKUK IJARAH INDOSAT V YEAR 2012” and the “INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” aggregately amounts to maximally Rp. 2.500.000.000.000.00 (two trillion and five hundred billion Rupiah)

to become:

-

“SUKUK IJARAH INDOSAT V YEAR 2012” in amount of Remaining Ijarah Reward of Rp. 300.000.000.000,- (three hundred billion Rupiah) with term of 7 (seven) years as of the Issue Date with Ijarah Reward Installment of Rp.25.875.000.000,00 (twenty five billion eight hundred and seventy five million Rupiah) per year.

-	“INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” in principal amount of Rp. 2.700.000.000.000,- (Two trillion and seven hundred billion Rupiah) consisting of:

•

Bond Series A in amount of Rp. 1.200.000.000.000,- (one trillion and two hundred billion Rupiah) with the term of 7 (seven) years as of the Issue Date at interest rate of 8.625% (eight point six two five percent) per annum; and

•

Bond Series B in amount of Rp. 1.500.000.000.000,- (one trillion and five hundred billion rupiah) with the term of ten (10) years as of the Issue Date at interest rate of 8.875% (eight point eight seven five percent) per annum;

the nominal value of issuance of the “INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” and the “SUKUK IJARAH INDOSAT V YEAR 2012” aggregately amounts to Rp. 3.000.000.000.000,- (Three billion rupiah).

b.	inset a provision concerning the time schedule of Public Offering for the Bonds.

-In relation to the foregoing, the appearers acting in their respective capacity hereby agree to amend the provisions in the deed dated 13-04-2112 (the thirteenth day of April two thousand and twelve) number: 18 that has been amended entirely deed dated 14-05-2012 (the fourteenth day of May two thousand and twelve) number: 36, both drawn up before me, Notary Public, and in order to make it easier to read, then it shall be recompiled and reinstated in a deed of ADDENDUM II TO TRUSTEESHIP AGREEMENT ON SUKUK IJARAH INDOSAT V YEAR 2012 by using terms and provisions as follows:

Article 1

DEFINITIONS

-Unless expressly stated otherwise, the capitalized words in this Sukuk Ijarah Trusteeship Agreement shall have the meanings ascribed to them as set out after the relevant words:

1.1.	“Addendum to Sukuk Ijarah Trusteeship Agreement” means any amendments, supplements to the Sukuk Ijarah Trusteeship Agreement.

1.2.	“Affiliate” means an affiliate as defined in Article 1 paragraph 1 of Capital Market Law, namely:

a.	familial relationship by marriage and descent up to the second degree both horizontally and vertically;

b.	relationship between a party and the employees, Directors or Commissioners of that party;

c.	relationship between 2 (two) companies in which there are one or more member(s) of Board of Directors or Board Commissioners are the same persons;

d.	relationship between the company and a party, who indirectly or indirectly controls or under control of, that company;

e.	relationship between 2 (two) companies that are controlled either directly or indirectly, by the same party; or

f.	relationship between the company and major shareholders.

1.3.

“Paying Agent” means KSEI, having its domicile in South Jakarta together with its successors and assignees who are appointed with a written agreement by the Issuer, and are obligated to assist in making payments for Ijarah Reward Installments and/or repayment of Remaining Ijarah Reward including Compensation for Loss from Delay (if any) to the Sukuk Ijarah Holders through the Account holder for and on behalf of the Issuer after the Paying Agent has received the funds from the Issuer with the rights and obligations as set forth in the Paying Agent Agreement.

1.4.

“Collateral and Security” means any form of collaterals and guarantees for properties, assets and revenues of a certain party that are provided with respect to obligations or liabilities of another party, including but not limited to mortgages, hypothecs, liens, fiduciaries, borgtocht and/or corporate guarantee.

1.5.	“Allowed Collaterals and Securities” mean:

a).	Collaterals and Securities of the Issuer or the Subsidiaries that are existing and/or that have been in process of pledging at the time of signing of deed of Sukuk Ijarah Trusteeship Agreement, provided that if the assets that are made object of such as a Collateral and Security have been disposed of as a guarantee, then, these assets can be pledged again as Collateral and Security to the benefit of parties other than the Sukuk Ijarah Holders;

b).

Collaterals and Securities of parties who merge into the Issuer or the Subsidiaries, or of parties who are Subsidiaries of the Issuer, provided that the Collaterals and Securities have been existent before the party merges into or becomes Subsidiary of the Issuer, and if the assets that are made object of such as a Collateral and Security have been disposed of as a guarantee, one and other things as a result of merger between the Issuer and the Subsidiary, then, these assets can be pledged again as Collateral and Security to the benefit of parties other than the Sukuk Ijarah Holders;

c).	Collaterals and Securities that are provided for tender process or deposit, or for securing payments of import duty or rent taxes;

d).

Collaterals and Securities that are provided for securing certain obligations in relation to trade payables of the Issuer or the Subsidiaries that are common in their respective ordinary daily course of business;

e).	Collaterals and Securities related to reserve for taxes payable;

f).

Collaterals and Securities for financing of asset acquisition through credits in general, export credits or supplier credits, and financing of vendors or leases, in which the assets will become Collaterals and Securities object of that financing and in case any additional collaterals and Guarantees are still required in the framework of such a financing, then, provision of such additional Collaterals and Securities is allowed as long as such additional Collaterals and Securities are provided in compliance with common banking practices;

g).	Collaterals and Securities that are created due to court judgment that is final or that has been executed by competent law enforcement authorities;

h).

Collaterals and Securities that are provided in the framework of financing the implementation of a cooperation project between the Issuer or the Subsidiaries and other parties in which the financing for such a project is provided by the other party (including the party with whom the Issuer or the Subsidiaries cooperates);

i).

Collaterals and Securities for other assets of the Issuer arising from construction or business expansion of the Issuer in an amount of not exceeding 10% (ten percent) of Total Assets of the Issuer as apparent in the audited financial statements of the Issuer.

j).	Collaterals and Securities related to the Allowed Asset Sales.

1.6.

“Ijarah Contract” means the ijarah contract dated 13-04-2012 (the thirteenth day of April two thousand and twelve) between PT. INDOSAT, Tbk and PT BANK RAKYAT INDONESIA (PERSERO) Tbk., together with all amendments, additions thereto and renewals thereof that will be made in future.

1.7.

“Wakalah Contract” means the wakalah contract dated 13-04-2012 (the thirteenth day of April two thousand and twelve) between PT INDOSAT, Tbk and PT BANK RAKYAT INDONESIA (PERSERO) Tbk., together with all amendments, additions thereto and renewals thereof that will be made in future.

1.8.	“Subsidiaries” means companies that:

(a)	ownership of their shares are directly or indirectly controlled by the Issuer in amount of at least 50% (fifty percent) of the total issued shares in the relevant company; and

(b)	whose financial statement is consolidated with the Issuer in accordance with the statement of financial accounting standards applicable in Indonesia.

1.9.	“Active Infrastructure Assets” means fibers, transmission equipments and radio access network.

1.10.	“Custodian Bank” means a commercial bank that has received approval from the Bapepam and LK to carry on business as a Custodian

1.11.	“Bapepam” means the Capital Market Supervisory Agency as contemplated in the Capital Market Law.

1.12.

“Bapepam and LK means the Capital Market and Financial Institutions Supervisory Agency as contemplated in the Decree of the Minister of Finance of the Republic of Indonesia dated 30-12-2005 (the thirtieth day of December two thousand and five) number: 606/KMK-01/2005 concerning Organization and Work System of the Capital Market and Financial Institutions Supervisory Agency, the Regulation of the Minister of Finance number 184/PMK.01/2010 dated 11-10-2010 (the eleventh day of October two thousand and ten) concerning Organization and Work System of the Ministry of Finance, or their successors and assignees.

1.13.	“Stock Exchange” means a party who organizes and provides a system and/or a facility to bring together the offers of security trading pf other parties with a purpose to trade securities among them, which in this matter is held by PT Bursa Efek Indonesia, having its domicile in South Jakarta, or their successors and assignees where the Sukuk Ijarah is listed.

1.14.

“Ijarah Reward Installment” means an amount of fund that is obliged to be paid by the Issuer to the Sukuk Ijarah Holders in return for the benefits received by the Issuer under the Ijarah Contract, the payment of which will be made on every Payment Date of Ijarah Reward Installment based on provisions in this deed, namely in amount of Rp. 25.875.000.000,00 (twenty five billion eight hundred and seventy five million Rupiah).

1.15.

“List of Account Holders” means a list issued by KSEI that contains information on ownership of Sukuk Ijarah by all Sukuk Ijarah Holders through Account Holder in KSEI, that contains details of names, number of ownership of Sukuk Ijarah, tax status and citizenship of the Account Holders and/or Sukuk Ijarah Holders based data provided by the Account Holder to KSEI.

1.16.	“Issuance Documents” means:

-	Sukuk Ijarah Trusteeship Agreement;

-	Sukuk Ijarah Underwriting Agreement;

-	Paying Agent Agreement;

-	Agreement on Sukuk Ijarah Registration in KSEI;

-	Preliminary Agreement Sukuk Ijarah Listing in the Stock Exchange;

-	Sukuk Ijarah Rating Agreement;

-	Prospectus, Preliminary Prospectuses and Summarized Prospectus;

Together with all amendment, additions thereto and renewals thereof and other documents that are made in the framework of public offering.

1.17.

“EBITDA” means, for any period, sum of operating income (as calculated before the finance cost, income tax or costs arising from non-operating activities and other extraordinary charges) plus depreciation and amortization, and, for purpose of calculating the Total Net Debt to EBITDA ratio, EBITDA also takes into account the pro forma result of acquisition or material transfer of assets or business as if such an acquisition or transfer occurs on the first day of the period.

1.18.

“Securities” mean negotiable instruments, namely, acknowledgment of indebtedness, commercial papers, shares, bonds, sukuk including this Sukuk Ijarah, debt evidences, Collective Investment Participation Units, Future Contract of Securities and any Derivative Securities.

1.19.

“Sharia Securities” mean securities as defined in the Capital Market Law and implementing regulations thereof which rely on contract, method, and business activity that does not conflict with the Sharia Principles in the Capital Market.

1.20.

“Effective” means fulfillment of all requirements of Registration Statement in conformity with the provisions in number 4 of the Regulation of Bapepam and LK number IX.A.2 concerning Procedures for Registration in the Framework of Public Offering, namely:

a.	based on the elapse of time, namely:

(i)	45 (forty five) days as of the day the Registration Statement is received completely by the Bapepam and LK; or

(ii)	45 (forty five) days as of the day the last amendment to the Registration Statement that is submitted by the Issuer or requested by the Bapepam and LK is met; or

b.	based on effective statement of the Bapepam and LK that there is no further information required anymore.

provided that the Registration Statement shall become effective not later than on 30-06-2012 (the thirtieth day of June two thousand and twelve).

1.21.

“Equity” means total assets less total liabilities, in which the total liabilities exclude all loans of the Group members to shareholders of the Issuer (either directly or indirectly) that are subordinated to the Loan.

1.22.	“Issuance” means a Sukuk Ijarah Public Offering by the Issuer for offering and sale to the Public.

1.23.

“Issuer” is a legal entity that will conduct issuance, in this case PT INDOSAT Tbk, having its domicile in Central Jakarta, or its successor and assignee, namely a limited liability company that is established in accordance with and under the law and legislation of the Republic of Indonesia.

1.24.

“Force Majeure” means events relating to conditions beyond ability and power of the Parties, such as floods, earthquakes, volcanic eruptions, fires, wars or riots in Indonesia, that has material adverse effect on ability of either party to perform its obligations under the Sukuk Ijarah Trusteeship Agreement.

1.25.	“Group” means the Issuer and the Subsidiaries.

1.26.	“Banking Day” means any time when the Bank Indonesia Head Office in Jakarta conducts interbank clearing.

1.27.	“Exchange Day” means a day when Securities are traded in the Stock Exchange, namely, Monday to Friday, except national holidays or days that are declared as holidays by the Stock Exchange.

1.28.	“Calendar Day” or “Day” means any day in a year in the Gregorian Calendar without any exception.

1.29.	“Business Day” means Monday through Friday other than national holidays as stipulated by the Government of the Republic of Indonesia.

1.30.

“Issuer Restructuring Activity” means a restructuring action to be taken by the Issuer and the Subsidiaries from time to time in order to become an integrated full network and service provider focused on cellular, consisting of:

(i)

selling, leasing or otherwise transferring the assets and businesses of the Issuer in the field of Issuer’s Main Business Activity (including but not limited to transfer of any agreements and contractual rights) to the Issuer’s Subsidiaries and selling the Issuer’s shares in such Subsidiary, as long as not causing the Issuer’s shareholding in such Subsidiary becoming less than 51% (fifty one percent);

(ii)	combining business fields among the Subsidiaries;

(iii)	selling, buying or otherwise restructure shareholding or ownership of the Issuer or the Subsidiaries outside the Main Business Activity of the Issuer;

(iv)	actions of Allowed Asset Sales;

(v)	any other actions that are required to be conducted under the amended statutory regulations or policies of the Government of Indonesia.

1.31.

“Total Liabilities” mean all amounts of moneys payable by the Issuer to the Sukuk Ijarah Holders with respect to the Issuance, namely in the form of amounts of Remaining Ijarah Reward, Ijarah Reward Installment and Compensation for Loss from Delay (if any) that have not been repaid from time to time.

1.32.

“Issuer’s Main Business Activity” means business activities in providing telecommunication networks, telecommunication and information services, and/or convergence technology services, in which in order to achieve such purposes, the Issuer may carry out the main business activities, including:

a.

To provide telecommunication networks, telecommunication and information services and/or convergence technology services including but not limited to provide basic telephony services, multimedia services, internet telephony services for public purpose, internet interconnection services, internet access services, mobile telecommunication networks and fixed telecommunication networks; and

b.

To provide payment transaction and remittance services through telecommunication and information networks and/or convergence technology services in which in order to achieve the aforesaid aims and purposes and to support the aforesaid business activities, the Issuer may carry out the supporting business activities as follows:

(a)

planning, organizing, engineering, constructing, providing, develop and operating, leasing, renting, and maintain the facilities including any resources to support the Issuer’s business in providing the telecommunication networks, telecommunication and information services and/or convergence technology services;

(b)

carrying on businesses and operating activities (also including the development, marketing and sale of telecommunication networks, telecommunication and information services and/or convergence technology services that are provided by the Issuer), including researches, customer services, education and training implementation both in home country and abroad; and

(c)

carrying out any other activities required in supporting and/or related with the telecommunication networks, telecommunication and information services and/or convergence technology services including but not limited to electronic transactions, supply of hardware, software, and contents and telecommunication management services, including ownership and operation of the Indosat Tower;

1.33.

“Written Confirmation” means a written confirmation report and/or balance report of Sukuk Ijarah in the Securities Account that is issued by KSEI or Account Holders based on a Securities Account Opening Agreement and such a confirmation becomes a basis for the Sukuk Ijarah Holders for payments of the Ijarah Reward Installments, repayment of Remaining Ijarah Rewards and other rights relating to the Sukuk Ijarah.

1.34.

“Written Confirmation for RUPSI” or “KTUR” means a letter of confirmation on Sukuk Ijarah ownership that is issued by KSEI to the Sukuk Ijarah Holders through the Account Holder, specifically for purpose of attending RUPSI or submitting a request for holding a RUPSI, with due observance to the KSEI provisions.

1.35.

“Compensation for Loss from Delay” means an of money payable by the Issuer to the Sukuk Ijarah Holders, based on the Fatwa (Ruling) Number: 43/DSN/MUI/VIII/2004 on Compensation (Ta’widh), as a result of the Issuer neglecting to fulfill payment obligations or delayed in paying the Ijarah Reward Installment and/or Remaining Ijarah Reward, in which, in this case, there is no fault of the Sukuk Ijarah Holder and the Sukuk Ijarah Holder has been impaired as a result of such a negligence or delay. The amount of Compensation for Loss from Delay is calculated based on number of days delayed until the actual payment for the amount payable by the Issuer has been made.

“Compensation for Loss from Delay” on:

-	Neglecting to pay the amount of Ijarah Reward Installment amounts to Rp. 7.816.406,25 (seven million eight hundred sixteen thousand four hundred and six point two five Rupiah).

-	Neglecting to pay the Remaining Ijarah Reward amounts to Rp. 90.625.000,- (ninety million six hundred and twenty five thousand rupiah).

1.36.

“KSEI” means PT KUSTODIAN SENTRAL EFEK INDONESIA, having its domicile in South Jakarta, that conduct activities as a Depository and Settlement Institution as defined under the Capital Market Law, that, in this Sukuk Ijarah Issuance is in charge of storing and administering the storages of Sukuk Ijarah based on Sukuk Ijarah Registration Agreement in KSEI and in charge as a Payment Agent under the Paying Agent Agreement.

1.37.

“Custodian” means a party who renders depository services for Securities and other assets related to Securities and other services including receives Ijarah Reward Installments and other rights, settles Securities transactions and represents the Account Holders who are its customers in accordance with the provisions in the Capital Market Law, which includes KSEI, Securities Companies and Custodian Banks.

1.38.

“Public” or “Community” means individuals, both Indonesian Citizens and Foreigners and/or legal entities, both Indonesian legal entities and foreign legal entities, both those who are residing/domiciling in Indonesia and residing/domiciling abroad.

1.39.

“Indosat Tower” means a telecommunication tower structure that is designed and erected specifically to support antennas for transmission or reception and retransmission of electronic signals in the Main Business Activity of the Issuer, including civil and mechanical structures and interest in immovable assets where the tower is located.

1.40.	“Adjusted Consolidated Capital” means consolidated capital (equity) of the Issuer subtracted by intangible assets.

1.41.

“Network JV” means a company incorporated or unincorporated (including any corporation or limited liability company), association, partnership or joint venture, in which the DEBTOR or its Subsidiaries has share ownership of at least 25% (twenty five percent), established in relation to a Network Sharing Arrangement.

1.42.	“Bond” means “INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” in principal amount of Rp. 2.700.000.000.000,- (two trillion and seven hundred billion Rupiah) consisting of:

•

Bond Series A in amount of Rp. 1.200.000.000.000,- (one trillion and two hundred billion Rupiah) with the term of 7 (seven) years as of the Issue Date at interest rate of 8.625% (eight point six two five percent) per annum; and

•

Bond Series B in amount of Rp. 1.500.000.000.000,- (one trillion and five hundred billion rupiah) with the term of ten (10) years as of the Issue Date at interest rate of 8.875% (eight point eight seven five percent) per annum;

the nominal value of issuance of the “INDOSAT BONDS VIII YEAR 2012 AT FIXED INTEREST RATE” and the “SUKUK IJARAH INDOSAT V YEAR 2012” aggregately amounts to Rp. 3.000.000.000.000,- (Three billion rupiah).

Being securities that are issued by the Issuer to the Bond Holders and proven by Jumbo Bond Certificates.

The principal amount of Bond of each series may decrease in relation to implementation of buy back as settlement with sue observance to the requirements as set out in Article 5 of the Sukuk Ijarah Trusteeship Agreement, and will be listed in the Stock Exchange and registered with the Collective Depository in KSEI based on the Bond Registration Agreement In KSEI.

1.43.

“Ijarah Object” means the benefits right in the Palapa D Satellite Transponder capacity of 351 (three hundred and fifty one) MHz that is used by the Issuer to provide the closed fixed network services.

1.44.	“Sukuk Ijarah Holder” means the Public who have benefit in a part or all of the Sukuk Ijarah that are stored and administered in:

a.	the Securities Account with KSEI; or

b.	Securities Account with KSEI through Custodian Banks or Securities Companies.

1.45.

“Account Holders” mean parties whose names are listed as Securities Account owners in KSEI, including the Custodian Banks and/or Securities Companies or other parties approved by KSEI, with due observance to the provisions of statutory regulations in Capital Market sector.

1.46.

“Rating Agency” means PT Pemeringkat Efek Indonesia (Pefindo)) or its successor and assignee or any other rating firms that are registered with the Bapepam and LK that have been approved to be its successor by the Trustee.

1.47.

“Public Offering” means an activity of offering the Sukuk Ijarah that is conducted by the Issuer to sell the Sukuk Ijarah to the Public based on the procedures as set out in the Capital Market Law, the implementing regulations thereof and other related provisions, and according to provisions as contained in the Sukuk Ijarah Underwriting Agreement.

1.48.

“Network Sharing Arrangement” means a bona fide arrangement between two or more telecommunication services and/or network providers for purpose of sharing the telecommunication networks, transmission and related equipments (including the Active Infrastructure Assets) in relation to the Issuer Main Business Activities, including arrangements that involve the sharing of a part or all of radio access networks or core network.

1.49.

“Collective Depository” means a depository service for Securities that are collectively owned by more than one party whose interests are represented by the Custodian, as contemplated in the Capital Market Law.

1.50.

“Sukuk Ijarah Underwriters” mean parties who enter into agreement with the Issuer to conduct the Sukuk Ijarah Public Offering on behalf of the Issuer and make payments to the Issuer based on the Sukuk Ijarah Underwriting Agreement.

1.51.

“Sukuk Ijarah Arrangers” mean parties who are responsible for implementation and management of Issuance in accordance with the provisions of law in force in the Capital Market, who in this case are PT MANDIRI SEKURITAS, PT DANAREKSA SEKURITAS, PT DBS VICKERS SECURITIES INDONESIA, PT HSBC SECURITIES INDONESIA and PT STANDARD CHARTERED SECURITIES INDONESIA in accordance with the terms and conditions in the Sukuk Ijarah Underwriting Agreement.

1.52.	“Allowed Asset Sale” means an Allowed Active Infrastructure Asset Sale.

1.51.	“Allowed Active Infrastructure Asset Sale” means, with respect to the Issuer or the Subsidiaries, one of the following:

(a)

(x) any transaction (or a series of related transactions) involving a Disposal to any Network JV of the Active Infrastructure Assets (or any part thereof), either directly or through a sale of shares in the Subsidiary to any Network JV, in which the aggregate value or the aggregate amount of payments received or receivable from such a transaction (or a series of related transactions) does not exceed 20% (twenty percent) of the Total Assets; or (y) any Alternative Active Infrastructure Asset Transaction, in which the aggregate value or the aggregate amount of payments received or receivable from the Alternative Active Infrastructure Asset Transaction, does not exceed 20% (twenty percent) of the Total Assets, provided that the acts as referred to in points a (x) and a (y) above does not result in operational adverse effect on the activities of the Issuer.

(b)

any sale, lease, transfer, issuance or any lease-back or buy back of the Active Infrastructure Assets (or any part thereof) directly or through a sale or buy back of shares in the Subsidiaries that occurs in accordance with the agreement for the transaction (or a series of related transactions) that involve a disposal to the Network JV of both Active Infrastructure Assets (or any part thereof) that meets the clause (a) (x) and Alternative Active Infrastructure Asset Transaction that meets the clause (a) (y), provided that the aggregate value or the aggregate amount of payments received or receivable from such a transaction (or a series of related transactions), does not exceed 20% (twenty percent) of Total Assets.

1.54.	“Allowed Passive Infrastructure Asset Sale” means, with respect to the Issuer or the Subsidiaries, one or a combination of the following:

(a)

(x) any transaction (or a series of related transactions) that involves a disposal of or leaseback and further disposal of Indosat Tower (or any part thereof), either directly or through a sale of shares in the Subsidiaries; and/or (y) any Alternative Passive Infrastructure Asset Transaction;

(b)

any sale, lease, transfer, issuance or transfer in other forms and any lease back or buy back of the Indosat Tower (or any part thereof) directly or through a sale or buy back of shares in the Subsidiaries that occurs in accordance with the agreement for transaction (or a series of related transactions) that involves a disposal of and leaseback of Indosat Tower (or any part thereof) that meet the clause (a) (x) and/or Alternative Passive Infrastructure Asset Transaction that meets the clause (a) (y).

1.55.	“Paying Agent Agreement” means an Agreement entered into between the Issuer and KSEI regarding implementation of payments of Ijarah Reward Installment and/or repayment of Remaining Ijarah Reward including the Compensation for Loss from Delay (if any) as specified in the deed dated 03-04-2012 (the third day of April two thousand and twelve) number: 20, drawn up before me, Notary Public, together with all of legal amendments and/or additions thereto and/or renewal thereof, that are drawn up by the related parties in future.

1.56.

“Sukuk Ijarah Listing Preliminary Agreement” means an agreement between the Issuer and the Stock Exchange, as evident from the agreement dated 03-04-2012 (the third day of April two thousand and twelve) number: SP-014/BELPPS/03-2012 privately made, duly stamped, the original of which is produced to me, Notary Public, together with all legal amendments and/or additions thereto and/or renewal thereof that are drawn up by the related parties in future.

1.57.

“Sukuk Ijarah Underwriting Agreement” means the UNDERWRITING AGREEMENT of SUKUK IJARAH INDOSAT V YEAR 2012 that was entered into between the Issuer and the Sukuk Ijarah Arranger and the Sukuk Ijarah Underwriter (if any) as specified in the Deed of me, Notary Public, dated 13-04-2012 (the thirteenth day of April two thousand and twelve) Number: 19, together with all legal amendments and/or additions thereto and/or renewal thereof, that are drawn up by the related parties in future.

1.58.

“Sukuk Ijarah Trusteeship Agreement” means the TRUSTEESHIP AGREEMENT ON SUKUK IJARAH INDOSAT V YEAR 2012 that was entered into between the Issuer and the Trustee as specified in the deed of me, Notary Public, dated 13-04-2012 Notary Public (the thirteenth day of April two thousand and twelve) Number: 18, together with all legal amendments and/or additions thereto and/or renewal thereof, that are drawn up by the related parties in future.

1.59.

“Agreement on Sukuk Ijarah Registration in KSEI” means an agreement that was entered into between the Issuer and KSEI dated 13-04-2012 (the thirteenth day of April two thousand and twelve) number: SP-0002/P0-Syrh/KSEI/0412, privately made, duly stamped, the original of which is produced to me, Notary Public, together with all legal amendments and/or additions thereto and/or renewal thereof that are drawn up by the related parties in future.

1.60.

“Registration Statement” means a registration statement as referred to in Article 1 Number 19 of the Capital Market Law in conjunction to the Bapepam Regulation number: IX.CI concerning Guideline On Form and Content of Registration Statement in the Framework of Public

Offering together with the documents submitted by the Issuer to the Chairman of Bapepam and LK before conducting the Public Offering to the Community, including any amendments, additions and revisions thereof to meet the requirements of the Bapepam and LK.

1.61.	“Securities Company” means a party who carries on business activity as an Underwriter, Securities Dealer and/or Investment Manager as contemplated in the Capital Market Law.

1.62.

“Affiliated Company” means any Affiliate, unless such an affiliation is created due to share participation of the Republic of Indonesia both directly and indirectly, but excluding companies that are controlled by the Issuer, both directly and indirectly.

1.63.	“Net Debt” means Total Consolidated Debts subtracted by: (i) consolidated cash and cash equivalent and (ii) Financial Investment.

“Total Consolidated Debt” is:

(i)	sum of debt principal and premium (if any) in relation to debts to the relevant party and debts as evidenced by notes, debentures, sukuk or other similar instruments that containing interests payable;

(ii)

all liabilities to either party in relation to the procurement debt which is trade payables to suppliers: (a) containing interest and (b) having maturity of more than 6 (six) months after the invoice issuance date.

However, in relation to members of the Group, excluding all loans received by the Group members and shareholders of the Issuer (both directly and indirectly) that is subordinated to the loans as contemplated in points (i) and (ii) d above.

“Financial Investment” means:

(a)

investments in bonds of U.S. government and bonds of Indonesian government that due within 365 (three hundred and sixty five) days as of the acquisition date, provided that the amount of investment in the Indonesia government bonds at a current time, together with the amount of investment in Bank Indonesia Certificates (“SBI”), that are made based on paragraph (c) below, shall not exceed an aggregate amount of US$ 50,000,000.- (fifty million United States dollars) (or an equivalent value in other currencies);

(b)	investments in time deposits, certificates of deposit and money market deposits that due within 90 (ninety) days as of the acquisition date that are issued by a bank or a trust company based on law of the United States or its states, Australia, Belgium, Canada, UK, France, Germany, Hong Kong, Netherlands, New Zealand, Qatar or Singapore that have undivided capital, surplus and profits in amount exceeding US$ 500,000,000,- (five hundred million United States dollars) and that have long-term debts rated as “A-3” or “A” or higher according to Moody’s or S&P (or equivalent rating by at least one rating agency that is widely recognized in Indonesia, both national and international rating agency.

(c)

SBI that due within 365 (three hundred and sixty five) days as of the acquisition; provided that total investment in SBI at a current time, together with the amount of investment in Indonesia government bonds that are made under paragraph (a) above, shall not exceed an aggregate amount of US$ 50 million (or an equivalent value in other currencies)

(d)

buy back obligation with a term of not exceeding 30 (thirty) days for underlying securities of the types as described in paragraph (a) that are signed with: (i) banks that meet qualifications as described in paragraph (b ) above, or (ii) the primary government securities traders who report to the Market Reports Division, Federal Reserve Bank of New York;

(e)

investments in securities with maturity not exceeding 90 (ninety) days as of the acquisition date, that are issued by a corporation (other than affiliates of the Issuer) issued and governed based on law of the United States which, at the time of investment are rated “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or equivalent rating by at least one rating agency that is widely recognized in Indonesia, both national and international rating agency);

(f)

investment in debt securities that are issued by a company (other than affiliates of the Issuer) issued and governed based on law of the Republic of Indonesia which, at the time of investment are rated “B3” (or higher) according to Moody’s or “R” (or higher) according to S&P (or equivalent rating by at least one rating agency that is widely recognized in Indonesia, both national and international rating agency);

provided that the investment a current time shall not exceed US$ 10,000,000.- (ten million United States dollars);

(g)	direct bonds (or certificates that represent ownership of interest in the bonds) of any state of the United States of America (including any agency or entity) for the payment of which in full good faith and credit of the states is pledged and unredeemable and irrevocable at issuer’s option; provided that (i) long-term debt of the state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or equivalent rating by at least one rating agency that is widely recognized in Indonesia, both local and international rating agency), and (ii) the bond shall sue within 180 (one hundred and eighty) days as of the acquisition date;

(h)

investments in debt securities with maturities within not exceeding 365 (three hundred and sixty five) days as of the acquisition date that are issued by a company (other than affiliates of the Issuer), the principal repayment of which is guaranteed by a bank or a trust company that meets requirements as described in paragraph (b) of this definition; provided that the amount of investment at a current time shall not exceed US$ 10.000.000,- (ten million United States dollars);

(i)

investments in money market mutual funds which, at the time of investment, are rated “Aa2” (or higher) according to Moody’s or rated “AA” (or higher) according to S&P (or equivalent rating by at least one rating agency that is widely recognized in Indonesia, both local and international rating agency); and

(j)

investments in the types as described in paragraph (b) and (c) above, that are issued by or made with any bank that was established or permitted to operate under the laws of the Republic of Indonesia, whose long-term debt is rated “A” or higher by at least one rating agency that is widely recognized in Indonesia, both local and international rating agency and that have capital and surplus exceeding US$ 200,000,000.- (two hundred million United States dollars), provided that the investment shall not exceed US$ 100,000,000.- (one hundred million United States dollars), that may be made in an entity on a date.

1.64.	“Allowed Receivable” means a loan or credit that is given by the Issuer or the Subsidiaries:

(a)	to a party whose financial statement is consolidated into the financial statement of the Issuer or the Subsidiary;

(b)

that has been given prior to the signing of Deed of Sukuk Ijarah Trusteeship Agreement with details as specified in the financial statement as at 31-12-2011 (the thirty first day of December two thousand and eleven)

(c)	constitutes a down payment or a loan that is an ordinary trade payable and usually given in relation to daily course of business of the Issuer or the Subsidiary.

(d)	to employees of the Issuer at discretion of the Issuer (for the avoidance of doubt, the loan is given by the Issuer); and

(e)	to employees of Subsidiary at discretion of the Subsidiary (for the avoidance of doubt, the loan is given by the Subsidiary).

1.65.

“Bond Principal” means the loan principal amount of the Issuer to the Bond Holders under the Bond in a principal amount of Rp. 2.700.000.000.000,- (two trillion and seven hundred billion Rupiah) consisting of:

*	Bond Series A in amount of Rp. 1.200.000.000.000,- (one trillion and two hundred billion Rupiah),

*	Bond Series B in amount of Rp. 1.500.000.000.000,- (one trillion and five hundred billion rupiah)

payable by the Issuer to the Bond Holders, with due observance to the prevailing statutory regulations and with due observance to the terms as set out in Article 5 of the Trusteeship Agreement.

The amount of which can decrease in relation to execution of Bond buy back as repayment of Bond Principal that is evidenced by a Jumbo Bond Certificate.

1.66.

“Prospectus” means any written information in relation to Sukuk Ijarah Issuance that is prepared by the Issuer, together with the Arranger for purpose that the Public buy the Sukuk Ijarah as provided for in Article 1 number 26 of the Capital Market Law, in conjunction to the Bapepam Regulation number: IX.C.2 concerning Guideline on Form and Contents of Prospectus in the Framework of Public Offering.

1.67.	“RUPSI” means a General Meeting of Sukuk Ijarah Holders as provided for in Article 10 of the Sukuk Ijarah Trusteeship Agreement.

1.68.

“Securities Account” means an account which contains records of Sukuk Ijarah position and/or funds belonging to Sukuk Ijarah Holders that are administered by KSEI, Custodian Banks or Securities Companies based on the Securities Account opening contract that is signed with the Sukuk Ijarah Holder.

1.69.

“Account Transfer Unit” means an unit of Sukuk Ijarah amount that can be transferred from one Securities Account to Another Securities Account, namely in a value of Rp. 1.00 (one rupiah) or multiplication thereof.

1.70.	“Sukuk Ijarah Jumbo Certificate” means an issuance evidence of Sukuk Ijarah that is stored in the Collective

Depository in KSEI that is issued and registered in the name of KSEI for benefit of the Sukuk Ijarah Holder through Shareholders.

1.71.

“Remaining Ijarah Reward” means principal amount of obligations of the Issuer to the Sukuk Ijarah Holders based Sukuk Ijarah in an amount of Rp. 300.000.000.000,00 (three hundred billion rupiah) payable by the Issuer to the Sukuk Ijarah Holders, with due observance to the prevailing statutory regulations and with due observance to the terms as set out in Article 5 of the Sukuk Ijarah Trusteeship Agreement, the amount of which can decrease in relation to execution of buy back as repayment of the Remaining Ijarah Reward that is proven by Sukuk Ijarah Jumbo Certificate.

1.72.

“Sukuk Ijarah” means “SUKUK IJARAH INDOSAT V YEAR 2012” in amount of Rp. 300.000.000.000,00 (three hundred billion Rupiah) with the term of 7 (seven) years as of the Issue Date with the Ijarah Reward Installment amounting to Rp.25.875.000.000,00 (twenty five billion eight hundred and seventy five million Rupiah) per year, being securities that are issued by the Issuer to the Sukuk Ijarah Holders that are proven by Sukuk Ijarah Jumbo Certificates with terms as specified in Article 5 of the Sukuk Ijarah Trusteeship Agreement and registered with the KSEI Collective Depository based on Agreement on Sukuk Ijarah Registration in KSEI.

1.73.	“Sukuk” means Sharia Securities in the form of certificates or proof of ownership of the same value and represent the participation potion that forms integral and inseparable part of:

1)	certain tangible assets;

2)	certain tangible assets both those that are or will be available;

3)	services both those that are or will be available;

4)	certain project assets; and/or

5)	determined investing activities.

1.74

“Distribution Date” means the submission date of Sukuk Ijarah Jumbo Certificates resulting from the Public Offering together with evidences of ownership of Sukuk Ijarah that shall be conducted to the Sukuk Ijarah buyers in the Public Offering, which will be distributed electronically not later than 2 (two) Business Days as of the Allotment Date, as set out in the Prospectus.

1.75.	“Issue Date” means the Sukuk Ijarah Distribution Date as specified in the Prospectus.

1.76.	“Remaining Ijarah Reward Repayment Date” means the due date for payment of the Remaining Ijarah Reward that shall be paid by the Issuer based on the List of Account

Holders through the Paying Agent with due observance to the provisions in Article 5 of the Sukuk Ijarah Trusteeship Agreement, as specified in the Prospectus.

1.77.

“Payment Date” means the payment date of funds resulting from Sukuk Ijarah Issuance to the Issuer that is remitted by the Sukuk Ijarah Underwriter through the Sukuk Ijarah Arranger into the Issuer’s account (in good funds) based on provisions in the Sukuk Ijarah Underwriting Agreement.

1.78.

“Ijarah Reward Installment Payment Date” means the sue dates of Ijarah Reward Installment payments, with due observance to the provisions in Article 5 of the Sukuk Ijarah Trusteeship Agreement, as specified in the Prospectus.

1.79.	“Allotment Date” means the date when the Sukuk Ijarah is allotted as specified in the Prospectus.

1.80.

“Total Assets” means, as from the stipulation date, consolidated amount of assets that is recorded in the latest consolidated quarterly financial statement of the DEBTOR that is prepared in accordance with accounting standards applicable in Indonesia.

l.81.

“Alternative Active Infrastructure Asset Transaction” means, in relation to the Issuer or the Subsidiaries, any transaction (or a series of related transactions) where the Issuer or the Subsidiaries contractually provides managerial rights and benefits and/or operational rights, and/or some or most of the ownership rights and benefits of one or more Active Infrastructure Assets to one or more Network JV and the Network JV contractually accepts the obligations in connection with the management and/or operation and/or that may relate or not relate with ownership of the Active Infrastructure Assets for any period, and anything that may include or exclude transfer of or agreement for transfer of legal right for any rights and/or assets of the Issuer or the Subsidiaries to the Network JV or to sell, rent, transfer or issue any rights and/or asset of the Issuer or the Subsidiary to the Network JV (or any agreement to do so), in such a case, in which the Issuer or any Subsidiary retains the right to use (either under lease agreement or otherwise) all or a portion of the Active Infrastructure Assets.

1.82.

“Alternative Passive Infrastructure Asset Transaction” means, in relation to the Issuer or the Subsidiaries, any transaction (or a series of related transactions) in which the Issuer or the Subsidiaries contractually provides managerial and/or operational rights and benefits and/or some or most of the ownership rights and benefits of one or more Indosat Tower to one or more other party(ies) and such other party(ies) contractually accept the obligations in connection with the management and/or operation and/or that may relate or not relate with ownership of the Indosat Tower for any period, and anything that may include or exclude transfer of or agreement for transfer of legal right for any rights and/or assets party(ies) or to sell, rent, transfer or issue any rights and/or asset of the party(ies) (or any agreement to do so), in such a case, in which the Issuer or the Subsidiaries retain the right to use (either under lease agreement or otherwise) all or a portion of the Indosat Tower.

1.83.	“Capital Market Law” means the Law of the Republic of Indonesia number: 8, 1995 (one thousand nine hundred and ninety five) concerning Capital Market or its successor.

1.83.

“Trustee” means PT Bank Rakyat Indonesia (Persero) Tbk., having its domicile in Central Jakarta, or its successors and assignees who act for itself and based on this Sukuk Ijarah Trusteeship Agreement acting as attorney of and as such for and on behalf of and legally representing the interests of all Sukuk Ijarah Holders.

Article 2

DESCRIPTION OF SHARIA CONTRACT ON USE OF PROCEEDS OF SUKUK

IJARAH PUBLIC OFFERING

2.1.	Description of Sharia Contract

In order to issue the Sukuk Ijarah, the Issuer has entered into contracts required to meet the Ijarah finance transactions of Ijarah Objects that meet the Sharia principles, such as, based on the Ijarah Contract between the Issuer and the Trustee, by which the Issuer transfers the benefits of the Ijarah Objects to the Sukuk Trustee and the Trustee agrees upon the transfer of beneficial rights of the Ijarah Object that will be transferred by the Issuer to the Trustee. Based on the Ijarah Contract and the Sukuk Ijarah Trusteeship Agreement, the Issuer acts as the mu’jir (lessor) and the Sukuk Ijarah Holder who is represented by the Trustee acts as the mustajir (lessee). Then, based on Wakalah Contract, the Sukuk Ijarah Holder, who is represented in this matter by the Trustee as the muwakil (principal) authorizes the Issuer who acts as the wakil (representative) to make and execute agreement or enter into Ijarah Contract with the users/lessors as the Ijarah Object users and upon agreements that have been signed by the representative and the third party as user/lessor of the Ijarah Object, it is agreed no re-signing of the agreement is required. In the Ijarah Contract between the Issuer and the Sukuk Trustee it is agreed that the Issuer shall transfer the beneficial values of the Ijarah Object in amount of Rp. 300.000.000.000.00 (three hundred billion Rupiah).

2.2.	Use of funds, change in use of funds, and temporary placement of the proceeds of Sukuk Ijarah Public Offering:

1)	Use of the proceeds of Sukuk Ijarah Public Offering:

a.	All funds generated from the proceeds of Public Offering, after deducting the Issuance costs, will be applied for purchase of base station subsystem.

b.

In accordance with the circular letter that was issued by the Bapepam and LK Number: SE-05/BL/2006 dated 29-09-2006 (the twenty ninth day of September two thousand and six) concerning Disclosure of information of costs incurred in the framework of public offering, the total costs incurred by the Issuer will be determined in the Prospectus including the underwriting service, implementation service, sales service, Capital Market Supporting Professional service and the Capital Market Supporting Institution service charges.

2)	Change in use of the proceeds of Public Offering:

If the user of proceeds of Sukuk Ijarah Public Offering will be changed, then such a plan must be reported previously to the Bapepam and LK by giving reasons and judgments thereof and such a change in the use of funds must receive a prior approval of the Trustee after having been approved first by the RUPSI, in accordance with the Regulation Number: X.K.4. unless otherwise specified in the regulation of the Bapepam of the Bapepam and LK.

3)	Temporary placement of the proceeds of Sukuk Ijarah Public Offering:

If the proceeds of Sukuk Ijarah Public Offering are not yet used entirely, then the temporary placement of the proceeds of Sukuk Ijarah Public Offering must be conducted by the Issuer by paying attention to the security and liquidity and can provide reasonable financial benefits to the Issuer.

4)

Until all proceeds of Sukuk Ijarah Public Offering have been used entirely, the Issuer will report the realization of use of these proceeds of Sukuk Ijarah Public Offering periodically every 3 (three) months to the Bapepam and LK and the Trustee in accordance with the Regulation of Bapepam and LK Number: X.K.4.

5)	The Issuer shall use the proceeds of Sukuk Ijarah Public Offering to finance activities or investments that will not conflict with the Sharia principles in the Capital Market.

Article 3

APPOINTMENT, DUTIES, RIGHTS AND OBLIGATIONS OF TRUSTEE

1.

Based and in accordance with provisions in the Trusteeship Agreement, the Issuer hereby appoints PT BANK RAKYAT INDONESIA (Persero) Tbk., having its domicile in Central Jakarta, to perform the duties as a Trustee in the framework of Sukuk Ijarah Issuance, and PT BANK RAKYAT INDONESIA (Persero) Tbk. hereby accepts the appointment as a Trustee in the framework of Sukuk Ijarah Issuance, based on terms as set forth in the Sukuk Ijarah Trusteeship Agreement and without prejudice to the prevailing statutory regulations in the Republic of Indonesia relating to its tasks and obligations as a Trustee in an Issuance.

2.	The main tasks and responsibilities of the Trustee are:

a.

to represent the interests of the Sukuk Ijarah Holder, both inside and outside the court in accordance with the Sukuk Ijarah Trusteeship Agreement and the prevailing statutory regulations in the Republic of Indonesia;

b.

to bind itself to perform the main tasks and responsibilities as set forth in letter a hereinabove since it signs the Sukuk Ijarah Trusteeship Agreement with the Issuer, but such a representation comes to effective at the time the Sukuk Ijarah has been allocated to the investors;

c.	to perform duties as a Trustee based on Sukuk Ijarah Trusteeship Agreement and any other documents relating to the Sukuk Ijarah Trusteeship Agreement; and

d.	to give all explanations or information relating to implementation of tasks of Sukuk Ijarah Trusteeship to the Bapepam and LK.

3.

The Trustee shall perform its tasks in good faith, careful, and prudent in accordance with this Sukuk Ijarah Trusteeship Agreement and based on the prevailing statutory regulations in the Republic of Indonesia.

4.	The Trustee shall perform its tasks, functions and obligations, such as, among other things, as follows:

a.	to monitor the progress of business activity management of the Issuer, based on data and/or information that are obtained both directly and indirectly;

b.	to supervise and monitor the implementation of the obligations of the Issuer Trustee under the Agreement Sukuk Ijarah and other documents relating to the Sukuk Ijarah Trusteeship Agreement;

c.	to take all necessary actions in order to ensure the Issuer’s compliance with the sharia principles in the capital market.

d.	to monitor payments made by the Issuer or the Paying Agent to the Sukuk Ijarah Holders;

e.

to take necessary actions in occurrence of decrease in the Securities rating result, if the same causes the Issuer unable to perform the obligations under the provisions in the Sukuk Ijarah Trusteeship Agreement;

f.	to take necessary actions in accordance with the provisions in the Sukuk Ijarah Trusteeship Agreement.

g.	to present complete information openly on its qualifications as a Trustee in the Prospectus and/or additional information.

h.	to summon and convene RUPSI as provided for in Article 10 of the Sukuk Ijarah Trusteeship Agreement.

i.

to take legitimate actions in accordance with the provisions in the Sukuk Ijarah Trusteeship Agreement as decided by the Sukuk Ijarah Holders in a RUPSI, and prohibited from taking actions contradictory to decisions have legally been adopted by the RUPSI.

j.

to rely on any document that is considered authentic and valid and has been signed, sent or drawn up by a person or persons who are truly entitled to represent the Issuer or to act upon advices of legal consultants or experts who are selected by the Issuer concerning all things under the Sukuk Ijarah Trusteeship Agreement, as long as concerning the authenticity and validity of the relevant documents.

k.	to give all information and calculations in relation to its tasks as at any time requested by the RUPSI, the Stock Exchange and the Bapepam and LK.

l.

to rely on any document that it deems authentic and valid or that are drawn up by a person or persons who are truly entitled to represent and/or authorized to represent KSEI concerning everything related to the Written Confirmation and/or the KTUR that is issued and in conformity with the specifications issued by KSEI according to the Sukuk Ijarah Trusteeship Agreement and shall not be responsible to the other party for all consequences of these reliance. In relation to the foregoing, then, the Issuer shall also not responsible both to Trustee, the Sukuk Ijarah Holders or other third parties.

m.	to inform in writing of the end of RUPSI to KSEI not later than on the next immediate Business Day, for freezing of Sukuk Ijarah by KSEI.

n.	to give advices required by the Issuer in relation to the Sukuk Ijarah Trusteeship Agreement.

o.

The Trustee shall be responsible to compensate the Sukuk Ijarah Holders for any losses due to negligence in performing its duties as specified in the Sukuk Ijarah Trusteeship Agreement and the prevailing statutory regulations in the Republic of Indonesia.

p.

shall submit reports to the Bapepam and LK and the Stock Exchange in accordance with the applicable provisions in the field of Capital Market and to the Sukuk Ijarah Holders through KSEI and/or directly to the Sukuk Ijarah Holders in the event the Trustee knows any sufficient evidence that:

i.

the Issuer neglects or violates any provisions as specified in the Sukuk Ijarah Trusteeship Agreement and/or the Issuance Documents (except Prospectus) that are made in relation to the issuance with due observance to the provisions in Article 9 of the Sukuk Ijarah Trusteeship Agreement;

ii.	Any situation and indication occurs that may harm to the interests of the Sukuk Ijarah

Holders, in the form of inability of the Issuer to perform any of its obligations to the Sukuk Ijarah Holders under the Sukuk Ijarah, the Sukuk Ijarah Trusteeship Agreement and/or the Issuance Documents (except Prospectus) that are made in relation to this Issuance.

q.	Shall verify the KTUR that is submitted by the Sukuk Ijarah Holders based on the specifications and list of issuance of KTUR and delivered by KSEI to the Trustee and the Issuer.

r.	Shall have a person responsible for implementation of trusteeship activities who understand the activities that contradict to the Sharia principles in the Capital Market.

5.	The Trustee has the right and authority to:

a.

ask for any necessary documents and information from the Issuer in the framework of performing its task of monitoring development of corporate management and supervision of performance of the obligations that are required to be performed by the Issuer under the Sukuk Ijarah Trusteeship Agreement.

b.	hold power to represent the Sukuk Ijarah Holder in taking legal actions that relate to the interests of the Sukuk Ijarah Holder, including initializing claim for rights of the Sukuk Ijarah Holder both inside and outside the court without any special power of attorney required from the relevant Sukuk Ijarah Holder.

c.

appoint the Capital Market Supporting Profession to assist with conducting audit in occurrence of any difference of understanding on the event of default. All costs incurred from such an appointment shall be liability of the Issuer.

d.

refuse any request for convention of RUPSI submitted by the Sukuk Ijarah Holder or the Issuer in accordance with the Sukuk Ijarah Trusteeship Agreement by giving a written notice of the refusal and the reasons of refusal.

e.	receive photocopies of payment evidences from the Issuer in relation to payments of Ijarah Reward Installment and/or repayment of the Remaining Ijarah Reward on the same day when the payment is made.

f.

receive written notices from KSEI regarding the amount of funds payable by the Issuer for payment of Ijarah Reward Installment and/or repayment of the Remaining Ijarah Reward nor later than 2 (two) Exchange Days prior to the Ijarah Reward Installment Payment Date and/or the Remaining Ijarah Reward Repayment Date.

g.

receive written notices from KSEI regarding implementation of Ijarah Reward Installment payment and/or Remaining Ijarah Reward repayment, including in the event on non-payment due to failure or delay of the Issuer in providing sufficient funds, not later than 1 (one) Exchange Day as of the Ijarah Reward Installment Payment Date and/or Remaining Ijarah Rewards Repayment Date.

h.	receive a list from KSEI that contains details of KTUR together with specifications and specimen of KTUR that are issued by KSEI not later than 1 (one) Business Day prior to the RUPSI.

i.	receive service fee in amount and manner as provided for in Article 4 of the Sukuk Ijarah Trusteeship Agreement.

j.

not to be responsible to the Issuer or the Sukuk Ijarah Holder or any other parties for reason that states validity of a Written Confirmation and/or KTUR that is the Sukuk Ijarah Holder but later found as fake or illegal after the Trustee verifies in accordance with the specifications given by KSEI. In relation to that, the Issuer shall also not be responsible to both the Trustee, the Sukuk Ijarah Holder and other third parties.

k.	not to be responsible to the Issuer or the Sukuk Ijarah Holders or any other parties regarding the use of funds as referred to in Article 2 of the Sukuk Ijarah Trusteeship Agreement.

6.	The Issuer agrees to indemnify the Trustee and/or to keep the Trustee harmless from any and all of:

a.

claims and damages that are decided by the court based on a decision that is final in relation to obligations of the Issuer under the Sukuk Ijarah Trusteeship Agreement and/or other agreements entered into in relation to this Sukuk Ijarah Issuance, except that are caused by negligence of the Trustee.

b.

mortgage costs and any other costs that are suffered by the Trustee, including the legal consultant fee that is approved by the Issuer in relation to obligations of the Issuer under the Sukuk Ijarah Trusteeship Agreement and/or other agreements that are entered into in relation to this Sukuk Ijarah issuance, except that are caused by negligence of the Trustee.

7.

The Trustee, members of the Board of Directors and the Board of Commissioners of the Trustee, are not allowed to have both direct and indirect interest with the Issuer, that may adversely affect his status as Trustee, except those that are permitted by the Bapepam and LK and notified to KSEI and the Sukuk Ijarah Holder with due observance to the prevailing statutory regulations in the Capital Market sector.

8.	Appointment, replacement and retirement of the Trustee:

a.	appointment of the Trustee shall for the first time be conducted by the Issuer as referred to in paragraph 1 of this Article;

b.	Replacement of the Trustee shall be conducted in occurrence of any of the following causes:

1)	business license of the bank as Trustee is revoked;

2)	revocation or suspension of any business activity of the Trustee in the Capital Market;

3)	The Trustee is dissolved by a judicial body or by an authorized agency or is deemed to have been dissolved under the provisions of prevailing statutory regulations in the Republic of Indonesia;

4)	The Trustee is declared bankrupt by a competent court or tits operation and/or business activity is suspended by the competent authority;

5)	The Trustee is unable to perform any of its obligations;

6)	The Trustee breaches the Sukuk Ijarah Trusteeship Agreement and/or statutory regulations in Capital Market sector;

7)	at the request of the Sukuk Ijarah Holder;

8)	emergence of any affiliation relationship between the Trustee and the Issuer after the Trustee appointment.

9)	emergence of any credit relationship that exceeds the amount as provided for in the Regulation of Bapepam and LK Number: VI.C.3; or

10)	at request of the Trustee, on provisions as referred to in paragraph 8 letter e of this Article.

c.

In the event of replacement of the Trustee due to any of the causes as referred to in paragraph 8 letter b numbers 1 through 4 of this Article, the Issuer shall be obliged to immediately find a new successor trustee, by appointing a successor trustee not later than 14 (fourteen) Calendar Days as of such an event and within 7 (seven) Calendar Days, the Issuer shall make announcement of RUPSI and convene the RUPSI by complying with the provisions in Article 10 of the Sukuk Ijarah Trusteeship Agreement, for confirmation or replacement of that successor trustee.

d.

Upon replacement of Trustee that occurs sue to one of the causes as referred to in paragraph 8 letter b numbers 5 through 7 of this Article, the Issuer is obliged to immediately find a new successor trustee, such a replacement of trustee must obtain a prior consent of the RUPSI as provided for in Article 10 of the Sukuk Ijarah Trusteeship Agreement.

e.

In the event the Trustee submits a request to resign in relation to paragraph 8 letter b numbers 8 and 9 of this Article, or in the event the Issuer fails to pay the service fee to the Trustee as contemplated in Article 4 Sukuk Ijarah Trusteeship Agreement, then, after the Trustee submits payment requests in writing three (3) times consecutively to the Issuer, the Trustee may submit a resignation request to the Issuer.

Such a resignation request must be submitted in writing by mentioning the reasons therefor.

As to such a resignation, the Issuer is responsible to appoint a successor trustee not later than 4 (four) Business Days as of the receipt of such a letter of resignation, in case the Issuer has not appointed a successor trustee, then within 30 (thirty) calendar days as of submission of resignation request by the Trustee, the Trustee has the right to nominate his successor trustee and then immediately convene a RUPSI. The Issuer is obliged to hold the RUPSI, to report to the Sukuk Ijarah Holders of such a Trustee’s resignation plan and submit appointment of the successor trustee who must be ready to assume his/her position at the time when the Trustee’s resignation is coming into effective, the Trustee may only quit from his office as a Trustee under the Sukuk Ijarah Trusteeship Agreement after the resignation request has been accepted by the RUPSI and the trustee who replaces him/her has been started in office, and the Issuer shall pay fully any service fees outstanding to the Trustee.

f.	the end of tasks, obligations, and responsibilities of Trustee shall be at the time of:

1)

Sukuk Ijarah has been paid back both the Remaining Ijarah Reward, the Ijarah Reward Installments including the Compensation for Loss from Delay (if any) and the Trustee has received a report of full performance of obligations of the Issuer and the Paying Agent;

2)	a specified date as agreed upon in the Sukuk Ijarah Trusteeship Agreement after the due date of the Remaining Ijarah Reward, or

3)	after appointment of new trustee;

9.

In occurrence of termination of the Trustee, the Issuer shall promptly appoint a successor Trustee, who has been approved by the RUPSI, with due observance to the provisions in paragraph 8 letters c, d, and e of this Article and the prevailing statutory regulations in the Republic of Indonesia, in such a way so that, at anytime, there shall be a Trustee in place under the prevailing statutory regulations in the Republic of Indonesia.

10.

In case Trustee ceases to be a Trustee for reasons as referred to in paragraph 8 letter b of this Article, the Sukuk Ijarah Trusteeship Agreement shall by itself expire to the current Trustee, without prejudice of provisions in paragraph 11 of this Article.

11.

The Successor Trustee who has been appointed legal according to the prevailing statutory regulations in the Republic of Indonesia, is obliged to sign, acknowledge and deliver to the Issuer a letter stating his acceptance to such an appointment with the terms and conditions and in the Sukuk Ijarah Trusteeship Agreement Trustee and agrees to replace the legal position of the Trustee under the Sukuk Ijarah Trusteeship Agreement, further the successor Trustee will, without any further act or deed, be fully bound as a Trustee under the Sukuk Ijarah Trusteeship Agreement with all of rights, authorities, trusts, tasks and obligations of his/her predecessor with legitimate legal consequences as referred to in the Sukuk Ijarah Trusteeship Agreement.

12.

The Trustee together with the Issuer are obliged to announce such a cessation of duty of the Trustee as provided for in paragraph 8 letter b of this Article in at least 1 (one) Indonesian language daily newspaper having national circulation within not later than 2 (two) Business Days as of the successor Trustee becomes effective as provided for in paragraph 8 of this Article. Cost for announcement of Trustee cessation shall be born by the Issuer.

13.

Immediately after occurrence of any events as referred to in paragraph 8 letter b of this Article, the Trustee is obliged to give accountability report on implementation of his/her duties and obligations under the Sukuk Ijarah Trusteeship Agreement to the RUPSI and the Issuer and shall report the resolution of the RUPSI to the Bapepam and LK. As long as such an accountability report has not been accepted by the RUPSI and the Issuer, the Trustee shall not be given with discharge from responsibility by the Issuer and the RUPSI, thus, the Trustee shall remain being responsible legally for the duties and obligations as a Trustee.

Article 4.

SERVICE FEE OF THE TRUSTEE

4.1.	In return for services of the Trustee based on provisions in the Sukuk Ijarah Trusteeship Agreement, the Issuer shall pay the Trustee for a service fee as apparent from:

-	Letter from the Issuer to the Trustee dated 15-02-2012 (the fifteenth day of February two thousand and twelve) Number: 037/EOO-EOBD/FIN/12;

-	Letter from the Trustee to the Issuer dated 29-02-2012 (the twenty ninth day of February two thousand and twelve) Number: B221-TRY/DIM/02/2012;

The originals or which are shown to me, Notary Public.

4.2.

Value Added Tax (VAT) on the service fee of the Trustee as set-forth above shall be liability of and paid by the Issuer in accordance with the applicable rate based on the prevailing statutory regulations.

4.3.	If the issuer conduct buy-back that results in repayment of all Sukuk Ijarah, ten the Sukuk Ijarah Trusteeship Agreement shall end and the service fee for the Trustee shall be null.

4.4.

If the Trustee quits at his/her own request or terminated prior to expiry of his/her office term, then the Trustee service fees which have been paid in the relevant year shall be refunded proportionately to the Issuer not later than 5 (five) Business Days as of the new trustee takes office. If the payment date of the Trustee service fee falls on a day that is not a Business Day, then the payment will be made on the next Business Day. If the Trustee apparently neglects to refund within such a specified period, then, he/she is obliged to refund such a service fee plus a Compensation for Loss from Delay. The Compensation for Loss from Delay shall be calculated based on number of days elapsed until the effective repayment of such a service fee refund obligation from the Trustee to the Issuer, based on 1 (one) year is 360 (three hundred and sixty) Calendar Days, and 1 (one) month is 30 (thirty) Calendar Days.

Article 5

TERMS OF SUKUK IJARAH

-The Issuer undertakes and agrees to the Trustee as attorney of the Sukuk Ijarah Holder (this undertaking and promise is made by and binding upon the Issuer against every the Sukuk Ijarah Holder) that the Issuer will issue Sukuk Ijarah or will conduct Issuance on the following terms:

5.1.	Sukuk Ijarah Name:

The Sukuk Ijarah is issued with name “SUKUK IJARAH INDOSAT V YEAR 2012”

5.2.	The Remaining Ijarah Reward:

The entire value of the Remaining Ijarah Reward to be issued amounts to Rp. 300.000.000.000,00 (three hundred billion Rupiah), being 100% (one hundred percent) of the price of Remaining Ijarah Reward with due observance to the prevailing statutory regulations and to the terms as set out in Article 5 of the Sukuk Ijarah Trusteeship Agreement, as specified in the Sukuk Ijarah Jumbo Certificates issued by the Issuer. Amount of the Remaining Ijarah Reward can decrease due to buy back in relation to repayment of Sukuk Ijarah as evidenced by Sukuk Ijarah Jumbo Certificates in accordance with provisions in Article 5 of the Sukuk Ijarah Trusteeship Agreement.

5.3.	The Remaining Ijarah Reward Maturity:

a.	The Remaining Ijarah Reward payment shall due on the 7th (seventh) anniversary date as of the Issue Date.

b.

The amount payable by the Issuer on the Remaining Ijarah Reward repayment date of the is equal to the amount of the Remaining Ijarah Reward as written on the Written Confirmation owned by the Sukuk Ijarah Holder on the Remaining Ijarah Reward Repayment Date.

c.	The Remaining Ijarah Reward Payment Procedure:

1)	The Remaining Ijarah Reward must be repaid fully on the Remaining Ijarah Reward Repayment Date.

2)	Payment of the Remaining Ijarah Reward to the Sukuk Ijarah Holder through the Account Holder shall be made by the Paying Agent for and on behalf of the Issuer based on the Paying Agent Agreement.

3)

Payment of the payable Remaining Ijarah Reward, that is made by the Issuer to the Sukuk Ijarah Holder through the Paying Agent, shall be deemed as payment in full by the Issuer, after the fund has been received by the Sukuk Ijarah Holder through the Account Holder in KSEI, with due observance to the Paying Agent Agreement, thus the Issuer is released for the obligation to make payment for the relevant Remaining Ijarah Reward.

5.4	Ijarah Reward Installment

a.	Amount of the Ijarah Reward Installment;

The amount Ijarah Reward Installment is Rp.25.875.000.000,00 (twenty five billion eight hundred and seventy five million Rupiah) per year.

b.	Payment schedule and period;

The Ijarah Reward Installment shall be paid every 3 (three) months, effective as of the Issue Date, on the Ijarah Reward Installment Payment Dates. In case the Ijarah Reward Installment Payment Date falls on a day that is not Exchange Day, then the Ijarah Reward Installment shall be paid on the next immediate Exchange Day with no Compensation for Loss from Delay charged.

The Ijarah Reward Installment payment dates shall be as specified in the Prospectus.

c.	Calculation of the Ijarah Reward Installment;

The Ijarah Reward Installment is calculated based on number of Calendar Days lapsed with 1 (one) year is 360 (three hundred and sixty) Calendar Days, and 1 (one) month is 30 (thirty) Calendar Days.

d.	The Ijarah Reward Installment Payment Procedure;

-

The Sukuk Ijarah Holder who is entitled to the Ijarah Reward Installment is the Sukuk Ijarah Holder whose name is recorded in the List of Account Holders on the 4 (four) Exchange Days prior to the Ijarah Reward Installment Payment Date, unless specified otherwise by KSEI in accordance with the applicable KSEI provisions.

Thus, if a Sukuk Ijarah transaction occurs within four (4) Exchange Days prior to the Ijarah Reward Installment Payment Date, the

Sukuk Ijarah buyer who receives such a transfer of Sukuk Ijarah shall not be entitled to the relevant Ijarah Reward Installment, unless determined otherwise by KSEI in accordance with the applicable KSEI provisions.

The Ijarah Reward Installment will be paid for by the Issuer through KSEI as the Paying Agent to the Sukuk Ijarah Holder through the Account Holder on the relevant Ijarah Reward Installment Payment Date based on the List of Account Holders.

-

Payment of the Ijarah Reward Installment to the Sukuk Ijarah Holder through the Account Holder shall be made by the Paying Agent to for and the name behalf of the Issuer based on the Paying Agent Agreement.

-

Payment of the Ijarah Reward Installment payable by the Issuer to the Sukuk Ijarah Holder through the Paying Agent, shall be deemed as payment in full by the Issuer, after the fund has been received by the Sukuk Ijarah Holder through the Account Holder in KSEI, with due observance to the Paying Agent Agreement, thus the Issuer is released for the obligation to make payment for the relevant Ijarah Reward Installment.

5.5	Compensation for Loss from Delay (If Any):

a.

if the Issuer apparently fails to provide sufficient funds for payment of the Ijarah Reward Installment and for repayment of the Remaining Ijarah Reward after the elapse of the Ijarah Reward Installment Payment Date or the Remaining Ijarah Reward Repayment Date, the Issuer must pay a Compensation for Loss from Delay for such a default to pay the amount of the Remaining Ijarah Reward and/or the Ijarah Reward Installment.

b.

The Compensation for Loss from Delay is calculated on a daily basis based on number of days elapsed, namely 1 (one) year is 360 (three hundred and sixty) Calendar Days, and 1 (one) month is 30 (thirty) Calendar Days

c.

The Compensation for Loss from Delay paid by the Issuer, to which the Sukuk Ijarah Holder is entitled, will be given by the Paying Agent to the Sukuk Ijarah Holder proportionally based on the number of Sukuk Ijarah they have.

5.6	Sukuk Ijarah is a Proof of Payment Obligation:

a.

Based on statement of the Issuer now but applies as of the Issue Date, the Sukuk Ijarah is an evidence that the Issuer legally and validly has obligation to pay the Ijarah Reward Installment to the Sukuk Ijarah Holder equal to the amount of Remaining Ijarah Reward as specified in the Sukuk Ijarah Jumbo Certificate plus the Ijarah Reward Installment payable under Article 5 of the Sukuk Ijarah Trusteeship Agreement.

b.

Proof of Sukuk Ijarah ownership for the Sukuk Ijarah Holder is the Written Confirmation that is issued by the Account Holder and administered by KSEI based on the Securities Account Opening Agreement that is signed by the Sukuk Ijarah Holder and the Account Holder.

The Written Confirmation can not be transferred or traded.

5.7.	Sukuk Ijarah Withdrawal

Withdrawal of the Sukuk Ijarah from the Securities Account can only be made by transfer from one Securities Account to another Securities Account. Withdrawal of Sukuk Ijarah to other than the Securities Account for conversion into Sukuk Ijarah certificate may not be made, unless in occurrence of cancellation of Sukuk Ijarah registration in KSEI upon instruction of the Issuer or the Trustee, with due observance to the prevailing statutory regulations in the Capital Market.

5.8.	Transfer of Sukuk Ijarah

Ownership right to Sukuk Ijarah shall pass with transfer of Sukuk Ijarah from one Securities Account to another Securities Account. The Issuers, the Trustee and the Paying Agent shall treat the Account Holder as a legal Sukuk Ijarah Holder in relation to receiving the Ijarah Reward Installment payments and/or the Remaining Ijarah Reward repayments and other rights in connection with the Sukuk Ijarah.

5.9.	Sukuk Ijarah Transfer Unit

a.	Sukuk Ijarah Transfer Unit is Rp. 1,00 (one rupiah) or multiply thereof.

b.	One Sukuk Ijarah Transfer Unit shall have the right to issue 1 (one) vote in the RUPSI.

5.10.	Buy Back

In the event the Issuer buy-back the Sukuk Ijarah, the following provisions apply:

a.	Sukuk Ijarah buy back shall be intended as repayment or to be stored for resale later at the market price.

b.	implementation of Sukuk Ijarah buy back shall be conducted through a Stock Exchange or outside the Stock Exchange.

c.	the Sukuk Ijarah buy back can only be conducted 1 (one) year after the Allotment Date.

d.	the Sukuk Ijarah buy back can not be conducted if it will cause the Issuer unable to meet the provisions in the Sukuk Ijarah Trusteeship Agreement.

e.	Sukuk Ijarah buyback can not be conducted if the Issuer is in default as contemplated in the Sukuk Ijarah Trusteeship Agreement unless it has obtained consents of the RUPSI.

f.	Sukuk Ijarah buyback can only be conducted by the Issuer from unaffiliated parties.

g.	Sukuk Ijarah buy back plan shall be reported to the Bapepam and LK by the Issuer not later than 2 (two) Business Days prior to the announcement of the Sukuk Ijarah buy back plan in newspaper.

h.

Sukuk Ijarah buy back can only be conducted after the announcement of Sukuk Ijarah buyback plan. Such an announcement shall be made at least in 1 (one) Indonesian language daily newspaper of national circulation not later than 2 (two) Days prior to the offering date for buy back starts.

i.	the Sukuk Ijarah buy back plan as contemplated in the letter g and the announcement as contemplated in the letter h, shall contain at least information on:

1)	the buy back offering period;

2)	the maximum amount of funds to be used to buy back;

3)	estimate number of Sukuk Ijarah to be bought back;

4)	the price or the estimate price that is offered for Sukuk Ijarah buy back:

5)	procedures for transaction settlement;

6)	requirements for the Sukuk Ijarah Holders who submit the offer for sale;

7)	procedures for submission of the offer for sale by the Sukuk Ijarah Holders;

8)	procedures for Sukuk Ijarah buy back; and

9)	the Affiliation relationship between the Issuer and the Sukuk Ijarah Holder;

j.

The Issuer shall make allotment in proportion to participation of each Sukuk Ijarah Holder who sells the Sukuk Ijarah if number of the Sukuk Ijarah offered for sale by the Sukuk Ijarah Holders exceeds the number of Sukuk Ijarah that can be bought back;

k.	The Issuer is obliged to keep confidentiality of all information concerning the offer for sale that have been submitted by the Sukuk Ijarah Holder;

l.	The Issuer may conduct Sukuk Ijarah buy back without making announcement as contemplated in letter i of this Article, provided that as follows:

1)	number of Sukuk Ijarah buy back does not exceed 5% (five percent) of total outstanding Sukuk Ijarah within a period of 1 (one) year as of the Allotment Date;

2)	The Sukuk Ijarah that are bought back are not Sukuk Ijarah belonging to the Affiliated Companies; and

3)

The Sukuk Ijarah that are bought back are for storage only, which can be resold in future and shall be reported to the Bapepam and LK not later than at the end of the 2nd (second) Business Day after occurrence of the Sukuk Ijarah buy-back;

m.

The Issuer shall report to the Bapepam and LK and the Trustee, and shall announce to the public within not later than 2 (two) Business Days as of the Sukuk Ijarah buy back is conducted, of information that include, among other things:

1)	total nominal of Sukuk Ijarah purchased;

2)	detail of number of Sukuk Ijarah that have been bought back for repayment or stored for resale;

3)	the Price buy back that has occurred; and

4)	the amount of funds used to buy back the Sukuk Ijarah.

n.	in the event there is more than one unsecured Sukuk Ijarah are issued by the Issuer, then, the buy-back shall consider the economic interest aspects of the Issuer on such a buy back; and

o.	Buy back by the Issuer shall result in:

1)

abolition of all rights attached to the Sukuk Ijarah bought back, right to attend RUPSI, voting right and rights to receive the Ijarah Reward Installments and other benefits from the Sukuk Ijarah bought back if intended for repayment; or

2)

suspension of all rights attached to the Sukuk Ijarah bought back, right to attend RUPSI, voting right and right to receive the Ijarah Reward Installments and other benefits from the Sukuk Ijarah bought back if intended meant to be stored for resale.

5.11	Penalties

- If the Issuer fails to submit sufficient funds for payment of the Ijarah Reward Installment and/or for repayment of the Remaining Ijarah Reward after the elapse of the Ijarah Reward Installment Payment Date and/or the Remaining Ijarah Reward Repayment Date, then, the Issuer shall pay a Compensation for Loss from Delay. The Compensation for Loss from Delay paid by the Issuer shall be the right of the Sukuk Ijarah Holder, which will be given by the Paying Agent to the Sukuk Ijarah Holder in proportion to number of Sukuk Ijarah they have.

5.12.	Miscellaneous.

a.	Obligations of the Issuer under the Sukuk Ijarah at any time are valid, unconditional and absolute obligations of the Issuer.

b.	Payments of the Ijarah Reward Installment, the Remaining Ijarah Reward and the Compensation for Loss from Delay (if any) are the rights of the Sukuk Ijarah Holder.

c.

Custodian Banks or Securities Companies that are Account Holders may act for themselves as Sukuk Ijarah Holders or for and on behalf of their customers by virtue of powers of attorney to act for and on behalf of their clients as Sukuk Ijarah Holders.

d.	To the Sukuk Ijarah Holders, tax provisions shall apply in accordance with the prevailing statutory regulations in the Republic of Indonesia and if the

Issuer is required by the prevailing statutory regulations in the Republic of Indonesia to withhold taxes on every payment made by the Issuer to the Sukuk Ijarah Holder, the Issuer through the Paying Agent shall withhold the taxes and pay them to the agency designated to receive the tax payments and, through the Paying Agent, will issue the tax withholding receipt to the Sukuk Ijarah Holder.

Article 6

RESTRICTIONS AND OBLIGATIONS OF THE ISSUER

6.1

Effective as from this date and as long as there is any Remaining Ijarah Reward and Ijarah Reward Installments outstanding, the Issuer undertakes and agrees that the Issuer and, as relevant, Material Subsidiaries (Material Subsidiaries are Subsidiaries whose assets reach at least 10% (ten percent) of total assets of the Issuer based on the most recent financial statements of the Issuer or whose revenue reaches at least 10% (ten percent) of total revenue of the Issuer in the most recent financial statements of the Issuer, whichever is lower), will not, without a written consent of the Trustee, conduct any of the following:

(a)	pledge and/or mortgage either both a part all of the Issuer’s assets and/or permit and/or give consent to the Subsidiary to pledge and/or mortgage both a part all of assets of the Subsidiary, rights to incomes of the Issuer and/or the Subsidiaries, both those that are existing now and that will be acquired in the future, to any third party, except for pledging and/or mortgaging that constitutes an Allowed Collateral And Guarantee.

(b)	provide any corporate guarantees or permit a Material Subsidiary (as defined above) to provide corporate guarantee to other parties, except:

(i)	such a corporate guarantee is an Allowed Collateral and Security; and/or

(ii)

such a corporate guarantee is provided to secure debts/obligations of Subsidiaries that is conducted based on its ordinary and customary daily courses of business and the secured obligations/debts shall at all times cumulatively not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

(iii)	such a corporate guarantee is provided to secure debts of the Subsidiary that is established in relation to debenture issuance plan in foreign currencies by the Subsidiary.

(c)	conduct merger, consolidation, acquisition with or over other companies that result in dissolution of the Issuer, or that have adverse affect on the business continuity of Issuer, or permit any Subsidiary that engages in the Issuer’s Main Business Activities to conduct merger, consolidation and/or acquisition with other companies that result in dissolution of Subsidiary or that have adverse affect on the business continuity of the Subsidiary except for Restructuring Activity of the Issuer and/or the Allowed Asset Sales.

(d)	advance debts or loans to any other parties, except in relation to Allowable Receivables.

(e)	sell, assign or transfer a part or all of the assets or the Main Business Activities of the Issuer, except:

(i)	in the framework of Restructuring Activity of the Issuer, or

(ii)

a sale, assignment, or transfer of assets that is conducted within 1 (one) or a combined transactions that, within 1 (one) current year, does not exceed 10% (ten percent) of all of the consolidated net assets based on the most recent consolidated audited financial statements of the Issuers and as long as not interfering with the Main Business Activities of the Issuer.

(iii)	sale of telecommunication tower, including equipments thereof belonging to the Issuer to the third party.

(iv)	Allowed Asset Sale.

(f)	issue the Sukuk Ijarah or other debt instruments that have a higher rank, or whose payment is preferred over the Sukuk Ijarah, by taking into account the Allowable Collaterals And Guarantees.

(g)	change the line of business of the Issuer to be a line of business beyond the telecommunication and information sector.

6.2	The granting of written consents as contemplated in paragraph 6.1 of this Article will be given by the Trustee on the following provisions.

(a)	Application for such a consent shall not be refused without clear and reasonable reasons;

(b)

The Trustee shall give either its approval, rejection or request for additional data/other supporting documents within 7 (seven) Business Days as of the application for approval and its supporting documents are received completely by the Trustee and if within such a 7 (seven) Business Days the Issuer fails to receive approval, rejection or request for other data/supporting documents from the Trustee, then the Trustee shall be deemed as has given his consent; and

(c)

If the Trustee requests for additional data/ other supporting documents, then either approval or rejection shall be given by the Trustee within 10 (ten) Business Days as of the other data/supporting documents are received completely by the Trustee and if within such a 10 (ten) Business Days the Issuer fails to receive either approval or rejection from the Trustee, then Trustee shall be deemed as gives his/her consent.

6.3

Effective as from the date of this the Sukuk Ijarah Trusteeship Agreement and as long as there is any Remaining Ijarah Reward and Ijarah Reward Installments outstanding, the Issuer undertakes and agrees that the Issuer will:

(a)	meet all provisions in the Sukuk Ijarah Trusteeship Agreement and other agreements in connection with this Sukuk Ijarah Issuance.

(b)

Deposit an amount of money required for payment of the Ijarah Reward Installment and/or repayment of the Remaining Ijarah Reward due not later than 1 (one) Exchange Day (in good fund) before the Ijarah Reward Installment Payment Date and/or the Remaining Ijarah Reward Repayment Date into the KSEI’s bank account.

(c)	Pay Compensation for Loss from Delay for any default in payment for the amounts outstanding and unpaid.

-The Amount of such a Compensation for Loss from Delay shall be calculated on a daily basis provided that 1 (one) year is 360 (three hundred and sixty) Calendar Days and 1 (one) month is 30 (thirty) Calendar Days and shall accrue until the effective repayment of the amount of Compensation for Loss from Delay set-forth above. The Compensation for Loss from Delay paid by the Issuer to which the Sukuk Ijarah Holder is entitled, will be paid to the Sukuk Ijarah Holder in proportion to the number of Sukuk Ijarah they have.

(d)

Maintain and keep the status of the Issuer and the Subsidiaries as limited liability companies and legal entities (except in the framework of the Issuer Restructuring activity) and important licenses that are possessed now by the Issuer and the Subsidiaries and immediately apply for licenses if these licenses expire or as necessary to conduct its business.

(e)	Maintain the accounting and cost control system in accordance with the accounting principles and other records that are sufficient to describe properly the financial condition of the Issuer, the Subsidiaries and their operating results and consistently applied.

(f)

Immediately notify the Trustee of any significant events or important circumstances occurring in the Issuer and/or the Subsidiaries that may have adverse affect materially the performance of obligations of the Issuer in the framework of issuance and repayment of this Sukuk Ijarah.

(g)	Inform the Trustee in writing within not later than 2 (two) Business Days as of occurrence of the following events:

(i)

any resolution of General Meeting of Shareholders in relation to amendment to the Articles of Association or change of composition of the Board of Directors and the Board of Commissioners of the Issuer and the Subsidiaries, distribution of dividends to shareholders of the Issuer.

(ii)

any criminal, civil, administrative and labor cases that involve the Issuer and the Subsidiaries that may have adverse affect materially the ability of the Issuer and/or the Subsidiaries to perform and obey their obligations under all Documents of the Issuer.

(h)

Ensure that payment obligations of the Issuer to the Sukuk Ijarah Holder under the Sukuk Ijarah Trusteeship Agreement at any time rank pari passu with the obligations to all other creditors, except for obligations to the preferred creditors.

(i)	Submit to the Trustee:

(i)

copies of reports that are submitted to the Bapepam and LK, the stock exchanges on which the shares, American Depositary Shares, or Sukuk Ijarah of the Issuer are listed, and to KSEI within not later than 2 (two) Business Days as of these reports are submitted to the parties as mentioned above;

(ii)

the consolidated annual financial statements that have been audited by a public accountant registered in the Bapepam and LK within 120 (one hundred and twenty) Calendar Days as of the date the Issuer book ends;

(iii)	the consolidated quarterly (3 monthly) financial statement that are submitted in coincident with submission of a report to the Bapepam and LK, the Stock Exchange, or not later than:

-30 (thirty) Calendar Days as of the 3 (three) months period of the Issuer book ends, if not accompanied by an accountant’s report; or

-60 (sixty) Calendar Days as of the 3 (three) months period of the Issuer book ends, if accompanied by an accountant’s report in the framework of limited review; or

-90 (Ninety) Calendar Days as of the 3 (three) months period of the Issuer book ends if accompanied by an accountant’s report that gives unqualified opinion on the financial statements as a whole;

(j)

Maintain assets of the Issuer and the Subsidiaries in order to keep then in good condition and always insure them with good standing insurance companies on terms and conditions as usually conducted by the Issuer and generally applicable to the similar businesses.

(k)

Give permit to the Trustee to, on the Business Day during normal office hours, conduct site visits to the Issuer and the Subsidiaries and to examine any permits and financial records to the extent not conflict with the prevailing regulations, with a prior notice to the Issuer submitted at least 3 (three) Business Days prior to the visit.

(l)	Meet any financial obligations based on consolidated financial statements of the Issuer and the Subsidiaries, as follows:

(i)	to maintain ratio of the total Net Debts to the Equity not exceed 2.5:1 (two point five to one) as shown in every consolidated quarterly (3 monthly) financial statements;

(ii)	to maintain ratio of the EBITDA to Loan interest payments at not less than 3:1 (three to one), as specified in every audited consolidated annual financial statements;

(iii)	to maintain the ratio of total Net Debts to the EBITDA not exceeding 4:1 (four to one), as specified in the audited consolidated annual financial statements.

(iv)	to maintain the minimum Adjusted Consolidated Capital during times before full repayment of Total Liabilities, at not less than Rp.5.000.000.000.000,00 (five trillion Rupiah).

(m)

to rate the Sukuk Ijarah in accordance with the Regulation Number: IX.C.II concerning Rating of Debt Securities together with amendments thereto and or other regulations that shall be complied with by the Issuer.

Article 7

POWER OF ATTORNEY FROM THE SUKUK IJARAH HOLDER TO THE TRUSTEE

7.1.

Since the Issue Date, each of the Sukuk Ijarah Holders shall forthwith, subject to the Sukuk Ijarah Trusteeship Agreement, agree any and all actions that have been taken by the Trustee related to preparation and signing of the Sukuk Ijarah Trusteeship Agreement and agree to and hereby now for the future in time jointly authorize the Trustee without necessity to give a new specific power of attorney from the Sukuk Ijarah Holders in exercising all rights of the Sukuk Ijarah Holders without any exceptions under the Sukuk Ijarah, with due observance to the Sukuk Ijarah Trusteeship Agreement and all documents and agreements relating thereto, including to exercise or protect the interests of each of the Sukuk Ijarah Holders before justice agencies including the commercial court or before the arbitration proceedings. Thus, the Sukuk Ijarah Holder is represented by the Trustee as a party to the Sukuk Ijarah Trusteeship Agreement, and all documents and agreements related thereto together with annexes and amendments thereto that may be entered into in future and as a party who exercises or protects the interests of each pf the Sukuk Ijarah Holders before justice agencies including the commercial court or before the arbitration proceedings.

7.2

With due observance to the prevailing statutory regulations, including but not limited to statutory regulations in Capital Market sector, this authorization and all other powers that are given in and based on the Sukuk Ijarah Trusteeship Agreement, and other agreements that are made relating thereto shall be the important and integral parts of the Sukuk Ijarah Trusteeship Agreement, thus, the powers of which may not be terminated due to any causes, including due to causes as provided for in Articles 1813, 1814 and 1816 of the Indonesian Civil Code.

7.3

To the extent of still existence of the Sukuk Ijarah Holder, the Sukuk Ijarah Trusteeship Agreement shall be in full force and effect as a perfect evidence of the granting of powers from the Sukuk Ijarah Holders to the Trustee as contemplated in the Sukuk Ijarah Trusteeship Agreement.

7.4

The granting of power from the Sukuk Ijarah Holders to the Trustee as contemplated in the Sukuk Ijarah Trusteeship Agreement includes the power to make amendment to the Sukuk Ijarah Trusteeship Agreement for all matters that are decided in the RUPSI and approved by the Issuer.

Article 8

REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

-The Trustee represents and warrants that anything mentioned below are true and correct:

8.1	The Trustee has the right and authority to act as a Trustee and has been registered as a Capital Market Supporting Institution.

8.2.	The Trustee agrees to perform their duties and/or obligations as a Trustee with full responsibility, integrity, and to act prudently for the benefit of the Sukuk Ijarah Holder solely.

8.3.

The Trustee shall be responsible to the Sukuk Ijarah Holders for any losses suffered from negligence and carelessness of the Trustee or actions resulting from any conflict of interest in relation to the duties of the Trustee as specified in the Sukuk Ijarah Trusteeship Agreement.

8.4.	At the date of signing of this deed, the articles of association of the Trustee is as specified in the recitals of this deed.

And, other than those described above until the signing date of the Sukuk Ijarah Trusteeship Agreement in this deed, no other deed or documents contain amendments to the articles of association of the Trustee.

8.5.	At the date of signing of this deed, the members of the Board of Directors and the Board of Commissioners of the Trustee are as follows:

MEMBERS OF THE BOARD OF DIRECTORS:

President Director	:	SOFYAN BASIR;

Director	:	SARWONO SUDARTO;

Director	:	AHMAD BAEQUNI;

Director	:	SULAEMAN ARIF ARIANTO;

Director	:	LENNY SUGIHAT;

Director	:	AGUS TONI SOETIRTO;

Director	:	ASMAWI SYAM;

Director	:	SUPRAJARTO;

Director	:	DJAROT KUSUMAYAKTI.

Director	:	RANDI ANTO;

Director	:	GATOT MARDIWASISTO;

BOARD OF COMMISSIONERS:

-President Commissioner/
Independent Commissioner	:	BUNASOR SANIM;

-Vice President Commissioner*	:	MUSTAFA ABUBAKAR;

-Commissioner	:	HERU LELONO;

-Commissioner	:	HERMANIO SIREGAR;

-Commissioner*	:	VINCENTIUS SONNY LOHO;

-Independent Commissioner	:	AVILIANI;

-Independent Commissioner	:	ADYAKSA DAULTH;

-Independent Commissioner*	:	AHMAD FUAD;

*Effective as of obtainment of approval from Bank Indonesia on the Fit and Proper Test and meeting the prevailing statutory regulations. Other than those referred to above, presently none occupies/serves as a member of the Board of Directors and the Board of Commissioners of the Trustee

8.6.

That for entering into the Sukuk Ijarah Trusteeship Agreement, the Trustee has received approvals as required under the articles of association of the Trustee and the statutory regulations applicable to the Trustee.

8.7.

The execution of the Sukuk Ijarah Trusteeship Agreement and all documents entered into in relation to the Sukuk Ijarah Trusteeship Agreement have been entered into reasonably by the Trustee according to the requirements of the statutory regulations and have been duly signed on behalf of the Trustee and constitute valid and binding obligations of the Trustee in accordance with provisions of law in Indonesia.

8.8	The Parties who sign the Sukuk Ijarah Trusteeship Agreement on behalf of the Trustee are duly authorized and entitled to act for and on behalf of, and legally represent the Trustee.

8.9

That, upon the signing the Sukuk Ijarah Trusteeship Agreement, the Trustee had no credit relationship with the Issuer in an amount exceeding the prevailing provision in Regulation of the Bapepam and LK number: VLC.3 concerning Credit and Guarantee Relationship Between the Trustee and the Issuer.

8.10.

Based on data obtained by the Trustee from the Issuer until the signing date of this deed, the Trustee has analyzed the financial statements of the Issuer as at 31-12-2011 (the thirty first day of December two thousand and eleven).

8.11.

The signing of the Sukuk Ijarah Trusteeship Agreement and other agreements and/or other documents related to the Sukuk Ijarah Trusteeship Agreement by the Trustee, is not conflict with any other agreements entered into by the Trustee with any third parties.

The Trustee hereby declares fully responsible for the representations and warranties given by the Trustee in the Sukuk Ijarah Trusteeship Agreement and, therefore, hereby the Trustee releases the Issuer with respect to any representations and warranties given by the Trustee in the Sukuk Ijarah Trusteeship Agreement.

8.12

In accordance with the provisions in Article 2 letter a of the Regulation Number: VLC.4, being an annex to Decree of the Bapepam and LK Chairman number: Kep-412/BL/2010 concerning General and Contractual Provisions of Debt Securities Sukuk Ijarah Trusteeship, hereinafter referred to as “Bapepam and LK Regulation Number: VL.C.4”),the Trustee has signed an affidavit Regarding Statement of the Trustee concerning Due Diligence, privately made, duly stamped, the original of which is shown to me, Notary Public.

ARTICLE 9

THE ISSUER DEFAULT

9.1

In the event of any circumstances or events as referred to in paragraph 9 of this article and such circumstances or events continue for 15 (fifteen) Business Days as of the receipt of written reprimand from the Trustee without any remedial efforts initiated by the Issuer for purpose of eliminate such circumstances, then:

a.

The Trustee has the right to inform such circumstances to the Sukuk Ijarah Holder through 1 (one) Indonesian language daily newspaper of national circulation and 1 (one) Indonesian language daily newspaper that is of at least local circulation in the Issuer domicile;

b.	The Trustee that the right to declare that, therefore all Amount of Liabilities shall immediately due and payable; and

c.

The Trustee, at its sole discretion, also reserves the right to summon a RUPSI according to the provisions and procedures in the Sukuk Ijarah Trusteeship Agreement and in such a RUPSI, the Trustee will ask the Issuer to give explanation in relation to their default.

9.2

In the event the RUPSI can not accept the explanation and reasons of the Issuer, or if the Issuer fails to give explanation to the RUPSI, then the RUPSI can at the same time determine steps to be taken against the Issuer in connection with the Sukuk Ijarah.

9.3

If the RUPSI decides that the Trustee shall take legal actions to insist collections to the Issuer, then, the Trustee shall, within a time as specified in the resolution of the RUPSI, shall submit invoices and to take legal actions relating to the collection to the Issuer.

All costs associated with the summon and convention of the RUPSI, and legal actions that are taken in relation to the aforesaid Event of Default shall be born and shall be reimbursed by the Issuer. The Events of Default as contemplated in paragraph 9.1 of this Article include one or more of the circumstances or events below:

a.

The Issuer neglects to pay the Ijarah Reward Installment on the Ijarah Reward Installment Payment Date and/or to repay the Remaining Ijarah Reward on the Remaining Ijarah Reward Repayment Date to the Sukuk Ijarah Holder; or

b.

The Issuer neglects to implement or comply with one or more of the provisions in the Sukuk Ijarah Trusteeship Agreement which materially has adverse effect on the ability of the Issuer to perform its obligations under the Sukuk Ijarah Trusteeship Agreement;

c.	The Issuer is dissolved (other than dissolution due to merger) or is declared in bankruptcy; or

d.

if the court or the government authority has seized or appropriated in any way all or most of the Issuer’s properties or has taken action which prevents the Issuer to perform most or all of its business so as to materially affect the Issuer’s ability to perform its obligations under the Sukuk Ijarah Trusteeship Agreement; or

e.

if most of the rights, licenses and other approvals that are material from the Government of the Republic of Indonesia belonging to the Issuer and/or the Subsidiaries are revoked or declared invalid, or the Issuer and/or the Subsidiaries fail to obtain licenses or approvals as required by the applicable law provisions, which materially affect adversely the business continuity of the Issuer and materially affect ability of the Issuer to perform the obligations as specified in the Sukuk Ijarah Trusteeship Agreement; or

f.

if representations and warranties of the Issuer on the corporation or financial condition or status of the Issuer and/or the management of the Issuer materially does not conform to the reality or incorrect, including representations and warranties of the Issuer as contemplated in Article 13 the Sukuk Ijarah Trusteeship Agreement; or

g.

if the Issuer and/or the Subsidiaries is declared in default in relation to a loan agreement between the Issuer and/or the Subsidiaries and any of their creditors, both that now existing or that will exist in future, the an amount of facility equal to or higher than 10% (ten percent) of the revenues or 20% (twenty percent) of equities of the Issuer based on the last audited financial statements, whichever is smaller; or

h.

The Issuer or the Subsidiaries shall, by a court that is final, be obliged to pay an amount of funds to the third party that, if paid, will materially affect the Issuer’s ability to perform the obligations as specified in the Sukuk Ijarah Trusteeship Agreement.

9.6

Notwithstanding any provisions in this the Sukuk Ijarah Trusteeship Agreement that provides contrary, the Trustee is entitled to declare an event of default and, therefore, declare that all Amounts of Liabilities become due and payable immediately in the event of occurrence of the Events of Default as contemplated in paragraph 9.5 item (c), (d) and/or (f), and to take other legal actions in relation to the same in this Article.

9.7

In the event of occurrence of change of type of sharia contract, the contents of sharia contract, business activities and/or certain assets underlying the issuance of Sukuk Ijarah so that contradicting to the sharia principles in the Capital Market, then this Sukuk Ijarah shall become null and void by law and the Issuer shall settle all of its obligations to the Sukuk Ijarah Holders.

ARTICLE 10

GENERAL MEETING OF SUKUK IJARAH HOLDERS

-To any convention of RUPSI, the required quorum, voting rights and decision making, the following provisions apply without prejudice provisions in the Capital Market regulations and the prevailing statutory regulations in the Republic of Indonesia and regulations of the Stock Exchange in the place where the Sukuk Ijarah is listed:

10.1	-RUPSI is held for the purposes of, among others:

a.

to make decisions with respect to proposals of the Issuer or the Sukuk Ijarah Holders concerning change of term of Sukuk Ijarah, Remaining Ijarah Rewards, Ijarah Reward Installments, change of sharia procedure or payment period of the Ijarah Reward Installment, change of sharia contract, contents of the sharia contract, assets underlying the issuance of Sukuk Ijarah, and other provisions in the Sukuk Ijarah Trusteeship Agreement.

b.

to give notice to the Issuer and/or the Trustee, direct the Trustee, and/or approve a grace period of a default based on the Sukuk Ijarah Trusteeship Agreement and consequences thereof, or to take any other actions with respect to a default;

c.	to dismiss the Trustee and to appoint the successor Trustee in accordance with the provisions in the Trustee the Sukuk Ijarah Trusteeship Agreement.

d.

to take actions that are authorized by or on behalf of the Sukuk Ijarah Holder, including in determination of potential defaults that can result in defaults as contemplated in Article 9 of the Sukuk Ijarah Trusteeship Agreement and the Bapepam and LK Regulation number: VI.CA concerning General and Contractual Provisions of Debt Securities Sukuk Ijarah Trusteeship.

e.	The Trustee intends to take other actions that are not authorized or not contained in the Sukuk Ijarah Trusteeship Agreement or under the prevailing statutory regulations in the Republic of Indonesia.

10.2	RUPSI can be held at request of:

a.

The Sukuk Ijarah Holders who either individually or jointly represent at least more than 20% (twenty percent) of the total outstanding Sukuk Ijarah, excluding Sukuk Ijarah owned by the Issuer and/or the Affiliated Companies, submit a written request to the Trustee for a RUPSI by attaching original KTUR. Such a written request must specifies the agenda requested provided that, as of issuance of the KTUR, the Sukuk Ijarah owned by the Sukuk Ijarah Holder who submits a written request to the Trustee will be suspended by KSEI in number of Sukuk Ijarah as specified in the KTUR.

Revocation of Sukuk Ijarah suspension by the KSEI may only be conducted after obtaining a written approval from the Trustee;

b.	The Issuer;

c.	The Trustee; and

d.	The Bapepam and LK

10.3.

Request as contemplated in paragraph 10.2 letters a, b and d shall be submitted in writing to the Trustee and not later than 30 (thirty) Calendar Days as of the date of receipt of such a request the Trustee shall summon a RUPSI.

10.4

In the event the Trustee refuses the request of the Sukuk Ijarah Holder or the Issuer to hold a RUPSI, then, the Trustee shall notify in writing of the reasons for such a refusal to the applicant with carbon copy to the Bapepam and LK, not later than 14 (fourteen) Calendar Days as of its receipt of the written request.

10.5.	Announcement, summons for, and time of RUPSI;

a.	A RUPSI announcement shall be made through 1 (one) Indonesian language daily newspaper of national circulation, not later than 14 (fourteen) Calendar Days prior to the summons.

b.	Summon for the RUPSI shall be conducted not later than 14 (fourteen) Calendar Days prior to the RUPSI, through at least 1 (one) Indonesian language daily newspaper of national circulation.

c.

Summons for the second or third RUPSI shall be conducted not later than 7 (seven) Calendar Days prior to the second or third RUPSI and shall be accompanied with information that the previous RUPSI has been held but did not reach the quorum.

d.	The summons shall explicitly contain the RUPSI plan and shall disclose information of, among other things:

-	The date, place and time of the RUPSI:

-	The RUPSI agenda;

-	The party who requested for the RUPSI;

-	The Sukuk Ijarah Holders are entitled to present at and have voting right in the RUPSI; and

-	The required quorum to hold and adopt resolutions in the RUPSI.

e.	The second and third RUPSI shall be held at the earliest 14 (fourteen) Calendar Days and at the latest 21 (twenty one) Calendar Days as of the previous RUPSI.

10.6	Procedures for RUPSI:

a.

The Sukuk Ijarah Holders, either personally or represented by virtue of a power of attorney, have the right to present at the RUPSI and to use their voting rights in accordance with number of Sukuk Ijarah they have.

b.

The Sukuk Ijarah Holders who are entitled to present at the RUPSI are Sukuk Ijarah Holders whose names are recorded in the List of Account Holders in 3 (three) Business Days prior to the RUPSI date as published by KSEI.

c.	The Sukuk Ijarah Holder who present at the RUPSI shall submit original KTUR to the Trustee.

d.

All Sukuk Ijarah that are deposited with KSEI shall be suspended, thus, they can not be transferred since 3 (three) Business Days prior to the RUPSI date until the conclusion date of the RUPSI as proven by a notice from the Trustee or after obtaining approval of the Trustee. Any Sukuk Ijarah transaction whose settlement will fall on these dates, shall be postponed for settlement until 1 (one) Business Day after the RUPSI date.

e.	Each of Sukuk Ijarah of Rp. 1,00 (one rupiah) has the right to cast 1 (one) vote in a RUPSI, thus,

each of Sukuk Ijarah Holder in the RUPSI has the right to cast votes equal to number of Sukuk Ijarah he/she has.

f.	Votes shall be cast by means of written and signed ballots by mentioning the KTUR Number, unless the Trustee decides otherwise.

g.	Sukuk Ijarah that are owned by the Issuers and/or the Affiliated Companies have no voting rights and shall not be taken into account in the attendance quorum.

h.	Prior to the RUPSI is held:

-	The Issuer is obliged to submit a list of Sukuk Ijarah Holders and Affiliated Companies to the Trustee.

-	The Issuer is obliged to make statement letter stating number of Sukuk Ijarah owned by the Issuer and the Affiliated Companies.

-

The Sukuk Ijarah Holders or attorneys of Sukuk Ijarah Holder who attend the RUPSI are obliged to make statement letter stating whether the Sukuk Ijarah Holder possess an affiliation relationship with the Issuer or not.

i.	The RUPSI can be held at the domicile of the Issuer or at other places as agreed upon between the Issuer and the Trustee.

j.	The RUPSI shall be presided over by the Trustee.

k.	The Trustee shall prepare the agenda of RUPSI including materials of the RUPSI and shall appoint a Notary Public to draw up a minutes of RUPSI.

l.

In the event a replacement of the Trustee is requested by the Issuer or the Sukuk Ijarah Holder, then, the RUPSI shall be presided over by the Issuer or representative of the Sukuk Ijarah Holder who has requested for such a RUPSI. The Issuer or the Sukuk Ijarah Holder who requested for such a RUPSI is obliged to prepare the RUPSI Agenda and materials of the RUPSI and shall appoint a Notary Public to draw up a minutes RUPSI.

10.7.	With due observance to the provisions in paragraph 10.6 letter g of the Trusteeship Agreement, quorum and decision making:

a.	In case the RUPSI is aimed to decide on amendment to the Sukuk Ijarah Trusteeship Agreement as contemplated in Article 10.1) is regulated as follows:

1)	If the RUPSI has been requested by the Issuer, then it shall be convened on the following provisions:

(i)

it shall be attended by the Sukuk Ijarah Holders or represented by at least  3/4 (three fourths) of total outstanding Sukuk Ijarah and is entitled to adopt valid and binding resolutions if approved by at least 3/4 (three fourths) of total Sukuk Ijarah present at the RUPSI.

(ii)	in case the attendance quorum as contemplated in point (i) above is not fulfilled, a second RUPSI shall be held.

(iii)

The second RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 3/4 (three fourths) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 3/4 (three fourths)of total Sukuk Ijarah present at the RUPSI.

(iv)	in case the attendance quorum as contemplated in point (iii) above is not fulfilled, a third RUPSI shall be held.

(v)

The third RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 3/4 (three fourths) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

2).	If the RUPSI has been requested by the Sukuk Ijarah Holder or the Trustee, then, shall be convened on the following provisions:

(i)

it shall be attended by the Sukuk Ijarah Holders or represented by at least 2/3 (two thirds) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

(ii)	in case the attendance quorum as contemplated in point (i) above is not fulfilled, a second RUPSI shall be held.

(iii)

The second RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 2/3 (two thirds) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

(iv)	in case the attendance quorum as contemplated in point (iii) above is not fulfilled, a third RUPSI shall be held.

(v)

The third RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 2/3 (two thirds) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least  1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

3).	If the RUPSI has been requested by the Bapepam and LK, then, it shall be convened with the following provisions:

(i)

it shall be attended by the Sukuk Ijarah Holders or represented by at least 1/2 (one half) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

(ii)	in case the attendance quorum as contemplated in point (i) above is not fulfilled, a second RUPSI shall be held.

(iii)	The second RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 1/2 (one half) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) part and of total Sukuk Ijarah present at the RUPSI.

(iv)	in case the attendance quorum as contemplated in point (iii) above is not fulfilled, a third RUPSI shall be held.

(v)

the third RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 1/2 (one half) of total outstanding Sukuk Ijarah and is entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

b.	RUPSI that is held for purposes other than amendment to the Sukuk Ijarah Trusteeship Agreement, can be held on the following provisions:

1)

it shall be attended by the Sukuk Ijarah Holders or represented by at least 3/4 (three fourths) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 3/4 (three fourths) of total Sukuk Ijarah present at RUPSI.

2)	in case the attendance quorum as contemplated in point (1) above is not fulfilled, a second RUPSI shall be held.

3)

The second RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 3/4 (three fourths) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 3/4 (three fourths) of total Sukuk Ijarah present at the RUPSI.

4)	in case the attendance quorum as contemplated in point (3) above is not fulfilled, a third RUPSI shall be held.

5).

The third RUPSI can be held if attended by the Sukuk Ijarah Holders or represented by at least 3/4 (three fourths) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions based on majority votes.

c.	RUPSI that is held for purpose of change of the Ijarah Contract and the Ijarah Object shall be held by the following mechanism:

i.

If the change of Ijarah Contract and Ijarah Object results in change in the Ijarah Reward Installments, then the quorum and decision making for the RUPSI shall follow the provisions in Article 10 paragraph (7) letter a.

ii.	If the change of Ijarah Contract and Ijarah Object will not result in a change in the Ijarah Reward Installments, RUPSI can be conducted on the following provisions:

1)

it shall be attended by the Sukuk Ijarah Holders or represented by at least 2/3 (two thirds) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

2)	in case the quorum as contemplated in point 1) above is not fulfilled, a second RUPSI shall be held;

3)

The second RUPSI can be held if attended by the Sukuk Ijarah Holders who are represented by at least 2/3 (two thirds) of total outstanding Sukuk Ijarah and entitled to adopt valid and binding resolutions if approved by at least 1/2 (one half) of total Sukuk Ijarah present at the RUPSI.

4)	in case the attendance quorum as contemplated in point (3) above is not fulfilled, a third RUPSI shall be held.

5)

The third RUPSI is valid and entitled to adopt binding resolutions without taking into account the attendance quorum provided that it is approved by more than 2/3 of total outstanding Remaining Ijarah Rewards who are present and/or represented at the RUPSI.

10.8.

Costs for holding the RUPSI shall be born by the Issuer and shall be paid to the Trustee not later than 7 (seven) Business Days as of the request for such a cost is received by the Issuer and the Trustee, as specified in the Sukuk Ijarah Trusteeship Agreement except for RUPSI that is caused by the provisions as provided for in Article 3, paragraph 3.7 letter b numbers 8 and 9, shall be liability and born by the Trustee.

10.9	Proceeding of RUPSI shall be made into a minutes by a Notary Public.

10.10

Resolutions of the RUPSI shall bind upon all Sukuk Ijarah Holders of the Issuer and the Trustee, therefore the Issuer, the Trustee, and the Sukuk Ijarah Holders shall comply with the resolutions adopted in the RUPSI. Resolutions of RUPSI concerning amendment to Sukuk Ijarah

Trusteeship Agreement and/or other agreements in relation to Sukuk Ijarah, shall only take effect as from the signing date of the amendment to Sukuk Ijarah Trusteeship Agreement and/or other agreements in relation to Sukuk Ijarah.

10.11

The Trustee shall announce the results of RUPSI in 1 (one) Indonesian language daily newspaper of national circulation, the costs incurred for such an announcement of RUPSI results shall be born by the Issuer.

10.12

If the RUPSI decides to make amendment to the Sukuk Ijarah Trusteeship Agreement and/or other agreements, such as, in relation to changes in value of the Remaining Ijarah Rewards, change in the Ijarah Reward Installments, changes in procedure for the Ijarah Reward Installment payment, and change in Sukuk Ijarah term and the Issuer refuses to sign the amendment to the Sukuk Ijarah Trusteeship Agreement and/or other agreements in relation thereto, then within not later than 30 (thirty) Calendar Days as of the RUPSI resolution or another date as decided by the RUPSI (if the RUPSI decides on a specific date for signing the amendment to the Sukuk Ijarah Trusteeship Agreement and/or the other agreements) then the Trustee is entitled to forthwith invoice the Amounts of Liabilities to the Issuer without first holding a RUPSI.

10.13

Further regulations regarding the convention of and procedures in the RUPSI can be made and if necessary refined or changed later by the Issuer and the Trustee with due observance to the prevailing statutory regulations in the Republic of Indonesia and regulations of the Stock Exchange.

10.14	If the provisions on RUPSI are determined otherwise by the statutory regulations in Capital Market sector, then the statutory regulations in capital market shall prevail.

ARTICLE 11

WARRANTY

-This Sukuk Ijarah is not secured by any specific collateral, but secured by all assets of the Issuer in the form of movable or immovable goods, both those that are existing or that will exist in future in accordance with the provisions of Articles 1131 and 1132 of the Indonesian Civil Code.

-Rights of the Sukuk Ijarah Holders rank pari passu without preferential right with the rights of other creditors of the Issuer in accordance with the prevailing statutory regulations.

ARTICLE 12

THE TRUSTEE DEFAULT

-If the Trustee is negligent or default under the Sukuk Ijarah Trusteeship Agreement, then, the Article 1267 of the Indonesian Civil Code shall prevail, except the right of the Issuer to request for termination of the Sukuk Ijarah Trusteeship Agreement.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

-The Issuer represents and warrants to the Trustee and the Sukuk Ijarah Holders as follows:

13.1	The Issuer is PT INDOSAT Tbk, having its domicile in Central Jakarta, the articles of association together with amendment thereto of which have been described in the recitals of this deed;

13.2	The main line of business of the Issuer is to engage in providing telecommunication networks and services in accordance with the articles of association.

13.3	When this deed is signed, composition of the Board of Directors and the Board of Commissioners of the Issuer is as follows:

BOARD OF DIRECTORS:

President Director	:	Mister HARRY SASONGKO TIRTOTJONDRO;

Director	:	Mister FADZRI SANTOSA;

Director	:	Mister FREDERIK JOHANNES MEIJER;

Director	:	Mister CURT STEFAN CARLSSON;

Director	:	Mister HANS CHRISTIAAN MORITZ;

BOARD OF COMMISSIONERS:

President Commissioner	:	Mister ABDULLA MOHAMMED S.A AL THANI;

Commissioner	:	Mister NASSER MOHD A. MARAFIH;

Commissioner	:	Mister RICHARD FARNSWORTH SENEY;

Commissioner	:	Mister RACHMAD GOBEL;

Commissioner	:	Mister RIONALD SILABAN;

Commissioner	:	Mister BENY ROELYAWAN;

Independent Commissioner	:	Mister ALEXANDER RUSLI;

Independent Commissioner	:	Mister SOEPRAPTO S.I.P;

Independent Commissioner	:	Mister THIA PENG HEOK;

Independent Commissioner	:	Mister CHRIS KANTER;

In addition to those whose names are mentioned above, there are no other persons or parties anymore who occupy position in the Board of Directors and the Board of Commissioners of the Issuer.

13.4	Sukuk Ijarah Issuance Registration Statement and amendments thereto as submitted to the Bapepam and LK and the Prospectus as will be circulated do not contain misrepresentations on any material facts and do not omit important facts that must be included or should be included to make the statements in it not misleading and preparation of the Prospectus shall meet the requirements set by the Chairman of Bapepam and LK.

13.5

The Issuer has applied for and obtained all of important permits and approvals necessary to own and control its assets and able to conduct its business and activities as being conducted now and on its knowledge the Issuer does not infringe or violate or neglect to meet any prevailing statutory regulations or important permits necessary so that may affect the Issuer’s business activities materially or a part of the Issuer’s assets.

13.6

The Issuer was, on the date this Sukuk Ijarah Trusteeship Agreement is signed, not involved in a litigation, both civil and criminal proceedings as well as of arbitration proceedings or administrative proceedings that may significantly affect the Issuer’s ability to perform any of its obligations under the Sukuk Ijarah Trusteeship Agreement and to the best knowledge of the Issuer, no proceedings, actions or lawsuit against the Issuer are being filed or will be filed against the Issuer that may materially affect the Issuer’s ability to perform any of its obligations under the Sukuk Ijarah Trusteeship

Agreement or affect the business and activities of the Issuer except as specified in the legal reports that have been audited by Law Consultant Office Assegaf Hamzah & Partner and for matters that have been fully disclosed in the Prospectus.

13.7

The signing of the Sukuk Ijarah Trusteeship Agreement, the Issuance Documents and all documents and agreements related to the Issuer, do not conflict with or will not constitute a breach of any terms and conditions and/or do not constitute a default under the loan agreements, hak tanggungan (mortgages) or other agreements or documents to which the Issuer is a party on the date the Sukuk Ijarah Trusteeship Agreement is signed or under the articles of association of the Issuer and other statutory regulations applicable in Indonesia and apply to the Issuer or a binding final level decision that is published by a competent Indonesian judicial body or a Government Agency of the Republic of Indonesia to the Issuer, that may significantly effect on the Issuer’s business.

13.8

Except for the obligations as and as long as specified in the annual financial as at 31-12-2011 (the thirty-first of December two thousand and eleven) that has been audited by Public Accountant Office Purwantono, Suherman & Surja, for the Sukuk Ijarah Issuance that is notified in writing by the Issuer to the Trustee, the Issuer has no other obligations that are important and significant or a conditional obligation other than obligations that arise in the framework of the usual course of business of Issuer and obligations related to the Sukuk Ijarah above.

13.9

Execution of all Issuance Documents and all documents related to the Issuance Document, to which the Issuer is a party, has been duly executed by the Issuer in accordance with the requirements in the prevailing statutory regulations and have been duly signed on behalf of the Issuer and constitute valid and binding obligations of the Issuer that can be enforced pursuant to its terms, unless restricted otherwise by the prevailing statutory regulations in Indonesia.

13.10

The aforesaid representations and warranties of the Issuer are deemed to come into effect on and as from the Effective Date and by meeting the listing requirements on the Stock Exchange until all of the Total Liabilities of the Issuer to the Sukuk Ijarah Holders and the Trustee have been paid fully provided that in if any change occurs in the representations and warranties of the Issuer as set-forth above, they shall be informed in writing by the Issuer to the Trustee.

13.11	Person(s) who sign the Sukuk Ijarah Trusteeship Agreement and other agreements relating to the Sukuk Ijarah

Issuance on behalf of the Issuer is (are) the person(s) who are entitled and duly authorized to sign the aforesaid agreements.

13.12

To the best knowledge of the Issuer, all of the financial statements that have been and/or will be given by the Issuer to the Trustee describe and show accurately and correctly the financial condition and assets of the Issuer.

13.13	The Trustee hereby releases the Issuer from any and all responsibilities in relation to the representations and warranties given by the Issuer in the Sukuk Ijarah Trusteeship Agreement.

13.14

In case the Sukuk Ijarah is due, the Issuer undertakes and is obliged to be held responsible financially and legally regarding the repayment of the entire Remaining Ijarah Rewards and the Ijarah Reward Installments.

13.15

That the type of business, goods produced, services rendered, assets managed, contracts and management method of the Issuer are conducted based on the sharia principles in the Capital Market and ensure that during the Sukuk Ijarah period, the business activities underlying issuance of the Sukuk Ijarah will not conflict with the Sharia principles in the Capital Market.

Article 14

NOTICES

-All notices given from one party to the other in the Sukuk Ijarah Trusteeship Agreement shall be deemed as given legally and properly if signed by the Authorized parties, whom parties will be determined jointly by the Issuer and the Trustee and if delivered to the addresses as specified below, that are listed beside the names of the relevant concerned, and given in writing, signed and delivered by registered mail or delivered personally by receiving a receipt thereof:

-THE ISSUER:

-PT INDOSAT Tbk;

Address	:	Jalan Medan Merdeka Barat number 21 19th Floor, Jakarta 10110;

Telephone	:	(021) 30440158;

Facsimile	:	(021) 30000846;

For attention: The Board of Directors;

-THE TRUSTEE:

PT BANK RAKYAT INDONESIA (Persero) Tbk;

Address	:	Desk Investment Banking, Treasury Division.
Gedung BRI II, 3rd Floor,
Jalan Jenderal Sudirman number 44 - 46, Jakarta 10210;

Telephones	:	(021) 5709060 Ext 2371 and (021)2500124;

Facsimile	:	(021)2511647;

For attention	:	Head of Treasury Division/Head of Desk Investment Banking;

-In the event either party changes his/her address, the Party whose address is change shall notify the other party not later than 7 (seven) Business Days as of such a change of address.

ARTICLE 15

OTHER PROVISIONS

15.1

The parties agree that none of the parties shall be responsible for any costs, Compensation for Loss from Delay, losses, failures or delays in performing their respective obligations under the Trusteeship Agreement, that are resulted directly from any events relating to circumstances beyond capacity and power of the parties (Force Majeure).

15.2

In the event of Force Majeure, the affecting party shall notify the other party in writing not later than 7 (seven) Business Days as of the occurrence of event of Force Majeure, accompanied by the supporting evidences. The Trustee and the Issuer will evaluate whether such an event is actually an event of Force Majeure as specified in the Sukuk Ijarah Trusteeship Agreement, but if an agreement is reached as to the condition whether such an event is categorized as Force Majeure or not, then the Trustee can summon a RUPSI as specified in Article 10 of the Sukuk Ijarah Trusteeship Agreement.

15.3

Any event of Force Majeure shall not eliminate obligation of the Issuer to make repayment of the Remaining Ijarah Reward, and payment of the Ijarah Reward Installments and the Compensation for Loss from Delay that are not caused by the event of Force Majeure (if any) to the Sukuk Ijarah Holder, as well as payment of the Trustee service rewards and Compensation for Loss from Delay that are not caused by the event of Force Majeure (if any).

15.4	This Sukuk Ijarah Trusteeship Agreement comes to effect as from the signing date of the Sukuk Ijarah Trusteeship Agreement and the Sukuk Ijarah Trusteeship will expire automatically if:

a.	The Effective Registration Statement has not been obtained not later than six (6) months as of 31-12-2011 (the thirty-first day of December two thousand and eleven); or

b.	The Sukuk Ijarah Listing is not conducted within 1 (one) Business Day as of the Distribution Date for reason of non fulfillment of the listing requirements on the Stock Exchange; or

c.	Cancellation of the Public Offering as specified in the Underwriting Agreement; or

d.	Fulfillment of all rights and obligations as specified in the Sukuk Ijarah Trusteeship Agreement.

15.5

The rights and obligations of each party to the Sukuk Ijarah Trusteeship Agreement may not be transferred and/or assigned in a way to other parties, except upon consent of the Bapepam and LK and the parties hereto with due observance to the prevailing statutory regulations in the Republic of Indonesia.

15.6	Amendment to the Sukuk Ijarah Trusteeship Agreement can be made with the following provisions:

1)

If the amendment to the Sukuk Ijarah Trusteeship Agreement is made before the Issuance Date, then such an amendment and/or addendum to the Sukuk Ijarah Trusteeship Agreement must be made in a written agreement signed by the Trustee and the Issuer and once such an amendment is made, shall notify the Bapepam and LK without prejudice to the prevailing statutory regulations in the Republic of Indonesia.

2)

If the amendment to the Sukuk Ijarah Trusteeship Agreement is made on and after the Issuance Date, then the amendment to the Sukuk Ijarah Trusteeship Agreement can only be made after obtaining approval of the RUPSI and such as an amendment and/or addendum shall be made in a written agreement signed by the Trustee and the Issuer.

15.7.

If either party is negligent to perform properly an obligation that incurs due to the Sukuk Ijarah or due to Issuance or under the Sukuk Ijarah Trusteeship Agreement, other agreements or documents made or issued in relation to the Sukuk Ijarah Issuance, then such a party shall bee deemed negligent to perform such an obligation with elapse of time merely, therefore no more evidence and/or other information of any kind is required.

15.8

Methods and other requirements pertaining to Sukuk Ijarah Issuance shall be determined jointly by the Trustee and the Issuer with due observance to the prevailing statutory regulations in the Republic of Indonesia.

15.9.

Statement letter of the Trustee on all amounts of money both amount of the Remaining Ijarah Reward and the Ijarah Reward Installments and other amounts of money that any time shall be paid by the Issuer to the Sukuk Ijarah Holder, either based on Sukuk Ijarah or otherwise, constitute perfect and binding evidence in all cases before all judicial bodies everywhere, without prejudice to the rights of the Issuer to prove that the actual amount payable by the Issuer is less than the amount determined by the Trustee. In case of any difference of calculation of payment obligations of the Issuer, then the Trustee and the Issuer will conduct re-calculation jointly.

15.10.

The Issuer hereby expressly binds himself (now for the future since the public become Sukuk Ijarah Holders) to the Sukuk Ijarah Holders and the Trustee to comply with all provisions in the requirements of Sukuk Ijarah as set-forth above, provisions of the Sukuk Ijarah Trusteeship Agreement as if these requirements were made as a binder by themselves between the Issuer and each of the Sukuk Ijarah Holders.

15.11.	The Sukuk Ijarah Trusteeship Agreement is valid to and binding upon the Parties and the assignee(s) of each party.

15.12.

Unless otherwise provided in the Sukuk Ijarah Trusteeship Agreement, if the dates that are determined to make payments for the Ijarah Reward Installments and/or repayments of the Remaining Ijarah Rewards will fall on a day that is not Exchange Day, then that payment shall be made on the immediately succeeding Exchange Day, and if the dates that are determined for either party to make payment or to take certain legal actions will fall on a day that is not Exchange Day, then the payment and/or legal action shall be made or take on the immediately succeeding Exchange Day.

15.13	In accordance with the Bapepam and LK Regulation Number V1.C.4., duties and obligations of the Paying Agent include:

1.

to notify the amount of funds payable by the Issuer for payment of the Ijarah Reward Installment and/or repayment of the Remaining Ijarah Reward to the Issuer with carbon copy to the Trustee not later than 2 (two) Exchange Days prior to the Ijarah Reward Installment Payment Date and/or the Remaining Ijarah Reward Repayment Date.

2.

To make payments of the Ijarah Reward Installments and/or repayments of the Remaining Ijarah Rewards on the Ijarah Reward Installment Payment Date and/or the Remaining Ijarah Reward Repayment Date at certain hours that allow the account holders to give fund transfer instructions through clearing on the same day, with due observance to the Paying Agent Agreement.

3.

To be responsible fully for implementation of payments of the Ijarah Reward Installment and/or the Remaining Ijarah Reward in accordance with the times as agreed upon in the Sukuk Ijarah Trusteeship Agreement.

4.	To submit written reports to the Trustee on performance of obligations of the Issuer in accordance with the Sukuk Ijarah Trusteeship Agreement not later than 2 (two) Business Days as of the payment;

15.14.	Reporting:

1.

The Trustee is obliged to report to the Bapepam and LK not later than 2 (two) Business Days as of any negligence indication of the Issuer is found. Such a Negligence Indication of the Trustee Issuer must be obtained by the Trustee with existence of sufficient evidences according to analysis of the Trustee. The Issuer is obliged to submit a report of Trustee replacement to the Bapepam and LK not later than 2 (two) Business Days as of appointment of the new trustee.

2.	The replaced Trustee shall submit the report of trustee replacement to the Bapepam and LK not later than 2 (two) Business Days as of appointment of the new trustee.

3.	The Report of Trustee replacement shall contain at least:

a.	Reasons of the replacement; and

b.	The new Trustee.

4.	All of the relevant reporting obligations in the Sukuk Ijarah Trusteeship Agreement shall be submitted to the Bapepam and LK in writing. In case the reporting obligations as contemplated in number

5 herein shall due on Saturday or a holiday, the relevant report shall submitted on the first succeeding Business Day.

15.15.

The Issuer shall pay costs, such as costs for execution of this deed, and agreements, other documents and guarantee facilities in connection with or related to the Sukuk Ijarah Issuance (including taxes on costs for execution of these deeds), Sukuk Ijarah Issuance supporting facilities, costs for implementation of the documents including costs for posting announcements in newspapers and the aforesaid agreements both outside and through judicial agencies including but not limited to stamp duty and other taxes and the attorney fees (if any).

15.16.

The Sukuk Ijarah Trusteeship Agreement constitutes a final undertaking and agreement that is reached by the Parties to the Sukuk Ijarah Trusteeship Agreement, with respect to matters as contained in the Sukuk Ijarah Trusteeship Agreement and annexes thereto (if any), and therefore the Sukuk Ijarah Trusteeship Agreement supersedes any and all approvals, agreements and commitments that have ever been made by the Parties prior to the signing of the Sukuk Ijarah Trusteeship Agreement, both made verbally or in writing, both made directly and indirectly, with respect to matters contained in the Sukuk Ijarah Trusteeship Agreement.

15.17.	The Sukuk Ijarah Trusteeship Agreement and implementation thereof shall subject to and be construed in accordance with the statutory regulations and Law of the Republic of Indonesia.

15.18.

Titles of each Article are intended for convenience of reference only and shall not be used or considered in the interpretation of an Article or paragraph of this the Sukuk Ijarah Trusteeship Agreement.

ARTICLE 16

SETTLEMENT OF DISPUTES

16.1.

The parties shall make efforts to settle amicably any disputes or differences arising out of or in relation to the Sukuk Ijarah Trusteeship Agreement. In case such disputes or differences can not be settled amicably within 30 (thirty) Calendar Days as of the date of written notice from either party concerning such disputes (“Grace Period”), then the disputes or differences shall be settled through the Indonesian Capital Market Arbitration Board (Badan Arbitrase Pasar Modal Indonesia/BAPMI) by using the BAPMI regulations and subject to Law Number: 30 of 1999 (one thousand nine hundred and ninety nine) concerning Arbitration and Alternative Dispute Resolution (“Arbitration Law”)

together with all amendments thereto, except as expressly provided otherwise in the Sukuk Ijarah Trusteeship Agreement.

16.2.	The Parties agree that arbitration shall be conducted as follows:

(i)	The arbitration proceeding is conducted in Jakarta, Indonesia, and in Indonesian language.

(ii)	Not later than 30 (thirty) Calendar Days as of the expiry of Grace Period, each of the parties in dispute shall appoint an arbitrator;

(iii)

The two arbitrators who have been chosen by each of the parties shall, within 30 (thirty) Calendar Days as of the time period as determined in paragraph 16.2 (ii), appoint and choose the third arbitrator who will act as the chairperson of the arbitral tribunal;

(iv)

If no agreement is reached in appointing the third arbitrator, then the selection and appointment of arbitrators/arbitral tribunal shall be passed to the Chairman of BAPMI in accordance with the BAPMI regulations;

(v)	The parties to the Sukuk Ijarah Trusteeship Agreement shall assist the arbitral tribunal to obtain all information that are required to settle the dispute properly be;

(vi)

The arbitral panel will examine the case and disputes based on the provisions and interpretation according to the Law of the Republic of Indonesia and the purposes and objectives of the Sukuk Ijarah Trusteeship Agreement and the Issuance Documents. In accordance with the provisions in Article 60 of the Arbitration Law, decisions of the arbitral tribunal is final and binding absolutely upon the parties in dispute and will be executed in Jakarta or in the domicile of the defendant.

The parties to the Sukuk Ijarah Trusteeship Agreement agree and promise not to sue against the decisions of the arbitral tribunal, or to claim revocation of the decisions of the arbitral tribunal in any court;

(vii)	In order to implement the BAPMI decision, the parties agree to choose their permanent and unchanged domicile (legal domicile) in the Clerk’s Office of the Central Jakarta District Court in Jakarta;

(viii)	All costs incurred in relation to the arbitration proceeding shall be born by each of the parties;

163.	All rights and obligations of the parties under the Sukuk Ijarah Trusteeship Agreement and the Issuance Documents will continue to apply during the arbitration process.

-The appearers hereby assure the authenticity of their identities as contained in the identity cards presented to me, Notary Public, and are fully responsible therefor, and the appearers further represent to have understood the contents of this deed.

-The appearers are known to me, Notary Public, as per their identifications.

IN WITNESS WHEREOF

-This deed is drawn up as minutes and read and signed in Jakarta, on the day and year first hereinabove written, in the presence of:

1.

-Mistress INDAH FATMAWATI, Sarjana Hukum, born in Jakarta, on 28-07-1959 (the twenty-eighth day of July, one thousand nine hundred fifty nine), Indonesian Citizen, residing in South Jakarta, Tebet Timur Dalam V K/4, Rukun Tetangga 003, Rukun Warga 006, Kelurahan Tebet Timur, Kecamatan Tebet.

-Holder of Citizen Identity Card number: 09.5007.680759.0199.

2.

Mistress LENI LASTIMI RATNAWATI, born in Kuningan, on 08-02-1973 (the eighth day of February, one thousand nine hundred seventy three), Indonesian Citizen, residing in South Jakarta, Jeruk Purut, Rukun Tetangga 001, Rukun Warga 003, Kelurahan Cilandak Timur, Kecamatan Pasar Minggu.

-Holder of Citizen Identity Card number: 09.5304.480273.0451.

both Notary Public’s assistants, as witnesses.

-Immediately, after I, Notary Public, recited the outlines of this deed, as this deed has been properly discussed by the parties, to the appearers and the witnesses, then this deed was duly signed by the appearers, the witnesses, and myself, Notary Public.

-Executed with two deletions with substitutions.

The original of this deed was duly signed.

GIVEN AS A TRUE COPY

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta, 14 February 2013

/s/ Abdul Djalal Chusairi Abdul Djalal Chusairi
Gubernatorial Decree Number: 1715/2000